Exhibit 2.1
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                                                               EXECUTION COPY




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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         DEERFIELD TRIARC CAPITAL CORP.,

                            DFR MERGER COMPANY, LLC,

                             DEERFIELD & COMPANY LLC

                                       AND

                             TRIARC COMPANIES, INC.

                           AS SELLERS' REPRESENTATIVE



                            -------------------------

                           DATED AS OF APRIL 19, 2007

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
                                TABLE OF CONTENTS

                                                                                                      PAGE
ARTICLE I DEFINITIONS....................................................................................2
         1.1        Defined Terms........................................................................2

ARTICLE II THE MERGER...................................................................................13
         2.1        The Merger..........................................................................13
         2.2        Effective Time......................................................................14
         2.3        Closing.............................................................................14
         2.4        Effects of the Merger...............................................................14
         2.5        Organizational Instruments..........................................................14
         2.6        Directors and Officers..............................................................14
         2.7        Buyer Board Designation Rights......................................................15
         2.8        Further Assurances..................................................................15

ARTICLE III CONVERSION OF MEMBERSHIP INTERESTS AND MERGER CONSIDERATION.................................15
         3.1        Calculation of Aggregate Merger Consideration.......................................15
         3.2        Effect on Membership Interests......................................................16
         3.3        Closing Payments; Exchange of Membership Interests..................................17
         3.4        Member Written Consent..............................................................19
         3.5        Allocation of Aggregate Merger Consideration........................................19

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................21
         4.1        Due Organization; Qualification.....................................................21
         4.2        Subsidiaries; Investments...........................................................21
         4.3        Authorization; Enforceability; Voting Requirements..................................21
         4.4        Capitalization......................................................................22
         4.5        Financial Statements; Cash on Hand..................................................23
         4.6        No Material Adverse Change; Ordinary Course.........................................23
         4.7        No Undisclosed Liabilities..........................................................23
         4.8        Compliance with Laws................................................................24
         4.9        Permits.............................................................................24
         4.10       Regulatory Compliance...............................................................24
         4.11       Environmental Compliance............................................................25
         4.12       Clients.............................................................................25
         4.13       Non-Contravention; Consents and Approvals...........................................29
         4.14       Contracts...........................................................................30
         4.15       Property............................................................................32
         4.16       Intellectual Property...............................................................33
         4.17       Litigation..........................................................................33
         4.18       Taxes...............................................................................34
         4.19       Employee Benefit Plans..............................................................34
         4.20       Employees...........................................................................35
         4.21       Brokers.............................................................................36
         4.22       Related Party Transactions..........................................................36



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         4.23       Information Provided................................................................36
         4.24       Insurance...........................................................................37
         4.25       Books and Records...................................................................37
         4.26       Code of Ethics......................................................................37
         4.27       Anti-Money Laundering Policy........................................................38
         4.28       Disclaimer Regarding Estimates and Projections......................................38
         4.29       Exclusivity of Representations......................................................38

ARTICLE V REPRESENTATIONS AND WARRANTIES  OF THE BUYER AND BUYER SUB....................................38
         5.1        Due Incorporation; Qualification....................................................38
         5.2        Subsidiaries; Investments...........................................................39
         5.3        Authorization; Enforceability.......................................................39
         5.4        Capitalization......................................................................40
         5.5        SEC Reports and Financial Statements................................................40
         5.6        REIT Qualification; Investment Company Act..........................................41
         5.7        Non-Contravention...................................................................41
         5.8        Information Provided................................................................42
         5.9        Opinions of Buyer's Financial Advisors..............................................43
         5.10       Financing...........................................................................43
         5.11       Brokers.............................................................................43
         5.12       Investment Intent...................................................................43
         5.13       Independent Investigation...........................................................44
         5.14       Exclusivity of Representations......................................................44

ARTICLE VI COVENANTS AND AGREEMENTS.....................................................................44
         6.1        Conduct of Business of the Company..................................................44
         6.2        Conduct of Business of the Buyer....................................................47
         6.3        Access to Information; Confidentiality..............................................49
         6.4        Expenses............................................................................50
         6.5        Publicity...........................................................................50
         6.6        Further Actions.....................................................................51
         6.7        Required Consents and Notices from Governmental Authorities.........................51
         6.8        Client Consents.....................................................................52
         6.9        Proxy Statement; Stockholders Meeting; NYSE Listing.................................55
         6.10       Preservation of Records; Post-Closing Access to Information and Cooperation.........56
         6.11       Termination of Related Party Transactions...........................................57
         6.12       Employee Matters....................................................................57
         6.13       Officers and Directors..............................................................58
         6.14       Release.............................................................................60
         6.15       Tax Matters.........................................................................60
         6.16       Financing...........................................................................61
         6.17       Escrow Agreement; Registration Rights Agreement; REIT Qualification Opinion.........63
         6.18       Modification of Existing Restrictions on Transfer and Ownership of Shares...........63



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         6.19       No Shop.............................................................................63
         6.20       Non-Competition; Non-Solicitation...................................................64
         6.21       Distribution and Vesting of Buyer Common Stock......................................65
         6.22       DFP Transaction.....................................................................66
         6.23       Permissible Activities..............................................................66

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER AND BUYER SUB TO CLOSE..................67
         7.1        HSR Act Filings.....................................................................67
         7.2        Stockholder Approval................................................................67
         7.3        Proxy Statement.....................................................................67
         7.4        No Orders...........................................................................67
         7.5        Accuracy of Representations and Warranties..........................................67
         7.6        Performance of Covenants and Agreements.............................................67
         7.7        Certificate.........................................................................68
         7.8        No Company Material Adverse Effect..................................................68
         7.9        Client Consents.....................................................................68
         7.10       Escrow Agreement....................................................................68
         7.11       Financing...........................................................................68
         7.12       Satisfaction of Put Right...........................................................68
         7.13       Investment Banking Firm Determination...............................................68

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE.............................69
         8.1        HSR Act Filings.....................................................................69
         8.2        Stockholder Approval................................................................69
         8.3        NYSE Listing........................................................................69
         8.4        Proxy Statement.....................................................................69
         8.5        No Orders...........................................................................69
         8.6        Accuracy of Representations and Warranties..........................................69
         8.7        Performance of Covenants and Agreements.............................................70
         8.8        Certificate.........................................................................70
         8.9        No Buyer Material Adverse Effect....................................................70
         8.10       Registration Statement..............................................................70
         8.11       REIT Qualification Opinion..........................................................70
         8.12       Modification of Existing Restrictions on Transfer and Ownership of Shares...........70
         8.13       Name Change.........................................................................71
         8.14       Escrow Agreement....................................................................71
         8.15       Satisfaction of Put Right...........................................................71
         8.16       Investment Banking Firm Determination...............................................71

ARTICLE IX SELLERS' REPRESENTATIVE......................................................................71
         9.1        Appointment of Sellers' Representative..............................................71
         9.2        Authority...........................................................................72
         9.3        Limitation of Liability.............................................................72
         9.4        Reliance............................................................................72
         9.5        Successor to Sellers' Representative................................................73


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         9.6        Expenses............................................................................73

ARTICLE X TERMINATION OF AGREEMENT......................................................................73
         10.1       Termination.........................................................................73
         10.2       Survival After Termination..........................................................74

ARTICLE XI SURVIVAL; INDEMNIFICATION; MISCELLANEOUS.....................................................74
         11.1       Survival of Representations and Warranties..........................................74
         11.2       Indemnification.....................................................................75
         11.3       Indemnification Procedures..........................................................76
         11.4       Limitations on Indemnification......................................................78
         11.5       Indemnity Escrow....................................................................79
         11.6       Tax Matters.........................................................................80
         11.7       Non-Recourse........................................................................80
         11.8       Exclusivity of Indemnity............................................................80
         11.9       Consent to Jurisdiction; Service of Process; Waiver of Jury Trial...................80
         11.10      Notices.............................................................................81
         11.11      Entire Agreement....................................................................82
         11.12      Waivers and Amendments..............................................................83
         11.13      Governing Law.......................................................................83
         11.14      Binding Effect; Assignment..........................................................83
         11.15      Usage...............................................................................83
         11.16      Articles and Sections...............................................................83
         11.17      Interpretation......................................................................83
         11.18      Disclosure..........................................................................84
         11.19      Severability of Provisions..........................................................84
         11.20      Counterparts........................................................................84
         11.21      No Third Party Beneficiaries........................................................84
         11.22      Specific Performance................................................................85


                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of April 19, 2007 (this "AGREEMENT"), by and among Deerfield Triarc Capital Corp., a Maryland corporation (the "BUYER"), DFR Merger Company, LLC, an Illinois limited liability company and an indirect wholly owned subsidiary of Buyer ("BUYER SUB"), Deerfield & Company LLC, an Illinois limited liability company (the "COMPANY"), and solely for the purposes of Article IX and Sections 2.7, 3.3, 3.5, 6.5, 6.10, 6.15, 6.16, 6.17 and 6.20, Triarc Companies, Inc., a Delaware
corporation (in such capacity, the "SELLERS' REPRESENTATIVE").

                  WHEREAS, the Buyer and Deerfield Capital Management LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("DCM"), are parties to that certain Management Agreement, dated December 23, 2004 (as amended, supplemented or otherwise modified from time to time, the "MANAGEMENT AGREEMENT");

                  WHEREAS, a special committee comprised of members of the Board of Directors of the Buyer who are not directors, officers, employees or affiliates of the Company or any of its Subsidiaries (the "SPECIAL COMMITTEE") has unanimously determined that this Agreement and the transactions contemplated hereby are in the best interests of the Buyer and those stockholders of the Buyer that are not also, directly or indirectly, beneficial owners of equity interests of DCM, and has unanimously recommended to the Board of Directors of the Buyer that the Board of Directors of the Buyer adopt this Agreement and the transactions contemplated hereby;

                  WHEREAS, the Board of Directors of the Buyer and the sole member of Buyer Sub each have determined that this Agreement and the transactions contemplated hereby, including the merger of Buyer Sub with and into the Company (the "MERGER"), are advisable and in the best interests of the Buyer and those stockholders of the Buyer that are not also, directly or indirectly, beneficial owners of equity interests of DCM and have adopted or approved this Agreement and the transactions contemplated hereby, including the Merger, and resolved to recommend that stockholders of the Buyer approve the issuance of shares of common stock of the Buyer pursuant to this Agreement;

                  WHEREAS, the Board of Directors of the Company has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interest of the members of the Company and have adopted or approved this Agreement and the transactions contemplated hereby, including the Merger, and resolved to recommend that members of the Company approve this Agreement;

                  WHEREAS, the parties intend that this Agreement constitute a "plan of merger" within the meaning of Section 37-20 of the Illinois Limited Liability Company Act, as amended (the "ILLCA");

                  WHEREAS, concurrently with the execution and delivery by the parties hereto of this Agreement, the Buyer, the Sellers' Representative and certain persons who are entitled to receive shares of capital stock of the Buyer pursuant to the Merger or as otherwise contemplated by this Agreement, are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Annex A (the "REGISTRATION RIGHTS AGREEMENT"), which Registration Rights Agreement also contemplates the execution and delivery from time to time after the date hereof by any other person who is entitled to receive such shares; and

                  WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements entered into herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Defined Terms.

                  (a) For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

                  "ADVISORY CONTRACT" shall mean any Contract pursuant to which the Company or any of its Subsidiaries provides Investment Management Services to any Person, excluding the Management Agreement.

                  "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise. Notwithstanding the foregoing, for the avoidance of doubt, no Client (including, prior to the Closing, the Buyer and its Subsidiaries) shall be deemed to be an Affiliate of the Company or any of its Subsidiaries.

                  "ANCILLARY DOCUMENT" means the Escrow Agreement and the Registration Rights Agreement.

                  "BENEFIT PLAN" means any employee benefit plan, arrangement or policy (whether or not an employee benefit plan within the meaning of Section 3(3) of ERISA), including any employment, consulting or deferred compensation


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
agreement, executive compensation, change in control, severance, retention, bonus, incentive, pension, profit-sharing, savings, retirement, equity, stock option, restricted stock, stock purchase or severance pay plan, any life, health, disability or accident insurance plan or any holiday or vacation practice, other than any multiemployer plan within the meaning of Section 3(37) of ERISA ("MULTIEMPLOYER PLAN"), as to which the Company or any of its Subsidiaries (or any trade or business, whether or not incorporated, which is or has ever been treated as a single employer with any of them under Section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATE")) has, or in the future may have, any material liability.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by Law to close.

                  "BUYER COMMON STOCK" means the common stock, par value $0.001 per share, of the Buyer.

                  "BUYER MATERIAL ADVERSE EFFECT" means any effect, change, event, circumstance, impairment, condition, development, occurrence or state of facts (i) that would reasonably be expected to prevent or materially impair the ability of the Buyer or Buyer Sub to consummate the transactions contemplated hereby or (ii) that has been or would be materially adverse to the financial condition, business, results of operations, liabilities (contingent or otherwise), properties or assets of the Buyer or Buyer Sub, taken as a whole (after taking into account any insurance or other third party recourses available in respect thereof), except that events, circumstances, changes, developments, impairments or conditions resulting from (A) events, changes, developments, conditions or circumstances in worldwide, national or local conditions or circumstances (political, regulatory or otherwise, but not economic or related to the financial markets) but only to the extent such events, changes, developments, conditions or circumstances are not specifically relating to, or disproportionately affecting, the Buyer or Buyer Sub, (B) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability, natural catastrophe or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case, whether occurring within or outside the United States,
(C) the announcement of this Agreement and the transactions contemplated hereby or other communication by or on behalf of the Company or the Sellers' Representative of their plans or intentions with respect to any aspect of the business of the Company, the Buyer and their Subsidiaries, (D) any change in Law or GAAP, or (E) any action or omission of the Buyer or Buyer Sub taken or omitted (x) in connection with the performance of the Buyer's or Buyer Sub's obligations under this Agreement or the consummation of the transactions contemplated hereby, (y) to comply with any Law or Order or (z) with the prior written consent of the Company, in each case of clauses (A) through (E), shall not be deemed to constitute or give rise to, and shall not be considered in determining whether there has occurred, a Buyer Material Adverse Effect.

                  "BUYER PREFERRED STOCK" means the preferred stock, par value $0.001 per share, of the Buyer.

                  "CDO" means each of the issuers of collateralized debt obligations to which the Company or any of its Subsidiaries currently provides Investment Management Services.

                  "CDO DOCUMENTS" shall mean each final or supplemental offering memorandum, indenture, supplemental indenture, management agreement, trust agreement, collateral administration agreement, insurance agreement, hedge agreement and swap agreement entered into, or used in connection with an offering of securities, by a CDO.

                  "CLASS A-1 INTERESTS" has the meaning set forth in the Existing Operating Agreement.

                  "CLASS A-2 INTERESTS" has the meaning set forth in the Existing Operating Agreement.

                  "CLASS B INTERESTS" has the meaning set forth in the Existing Operating Agreement.

                  "CLASS C PROFITS ONLY INTERESTS" has the meaning set forth in the Existing Operating Agreement.

                  "CLIENT" means any Person to whom the Company or any of its Subsidiaries provides Investment Management Services; provided, that no investor in any such Person shall be deemed a Client; provided, further, that any Pipeline Fund or other prospective hedge fund or collateralized debt obligation the closing of which has not yet occurred shall not be deemed a Client.

                  "CLOSING PAY-OFF DEBT" means the Closing Debt incurred by the Company and its Subsidiaries under the Revolving Note, dated February 2, 2006, by and between DCM and Fifth Third Bank, as amended, supplemented or otherwise modified from time to time.

                  "CODE" means the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder.

                  "COMMODITY EXCHANGE ACT" shall mean the Commodity Exchange Act of 1936, as amended, and the rules and regulations promulgated thereunder.

                  "COMPANY EXPENSES" means all costs, fees and expenses incurred by Triarc Companies, Inc. on behalf of all Members generally or by the Company or any of its Subsidiaries, in each case in connection with the consummation of the transactions contemplated hereby or other possible transactions (including the potential spin-off of the Company) considered previously by such Persons in connection with the Company or its Subsidiaries (in each case, whether incurred


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
prior to or after the date hereof) including (i) the fees and expenses of Goldman, Sachs & Co. and Jefferies & Co., (ii) the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP and other legal counsel engaged by Triarc Companies, Inc., the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, (iii) the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP in connection with the potential spin-off of the Company, (iv) the fees and expenses of the Investment Banking Firm (as defined in the Existing Operating Agreement) incurred by the Company or any of its Subsidiaries in connection with an Investment Banking Firm Determination, if applicable, and (v) any retention bonus, "stay-put," "change of control" or other similar payments made to employees of the Company or any of its Subsidiaries in contemplation of the transactions contemplated hereby and the employer portion of any employment Taxes payable with respect thereto. For the avoidance of doubt, Other Expenses shall not be considered Company Expenses for any purpose under this Agreement.

                  "COMPANY MATERIAL ADVERSE EFFECT" means any effect, change, event, circumstance, impairment, condition, development, occurrence or state of facts (i) that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the transactions contemplated hereby or
(ii) that has been or would be materially adverse to the financial condition, business, results of operations, liabilities (contingent or otherwise), properties or assets of the Company and the Subsidiaries, taken as a whole (after taking into account any insurance or other third party recourses available in respect thereof), except that events, circumstances, changes, developments, impairments or conditions resulting from (A) events, changes, developments, conditions or circumstances in worldwide, national or local conditions or circumstances (political, regulatory or otherwise, but not economic or related to the financial markets) but only to the extent such events, changes, developments, conditions or circumstances are not specifically relating to, or disproportionately affecting, the Company or any of its Subsidiaries, (B) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability, natural catastrophe or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case, whether occurring within or outside the United States, (C) the announcement of this Agreement and the transactions contemplated hereby or other communication by or on behalf of the Buyer or Buyer Sub of their plans or intentions (including in respect of employees and Clients) with respect to any aspect of the businesses of the Company and its Subsidiaries or the identity of or involvement of the Buyer or its Affiliates, (D) any change in Law or GAAP, or (E) any action or omission of the Company or any of its Subsidiaries taken or omitted (x) in connection with the performance of the Company's obligations under this Agreement or the consummation of the transactions contemplated hereby, (y) to comply with any Law or Order or (z) with the prior written consent of the Buyer, in each case of clauses (A) through (E), shall not be deemed to constitute or give rise to, and shall not be considered in determining whether there has occurred, a Company Material Adverse Effect.

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
                  "CONTRACT" means any written contract, agreement, lease, license, indenture, note, bond, mortgage, loan, instrument, commitment or other arrangement, understanding, undertaking or obligation.

                  "DEBT" means, as to any Person, without duplication (i) all obligations of such Person for borrowed money, excluding any notes payable issued by, or repurchase agreements entered into by, the Company or any of its Subsidiaries in connection with a CDO Financing, and (ii) all guarantees of such Person in respect of any obligations of any other Person for borrowed money; for the avoidance of doubt, an obligation of a Person which is accounted for as a guarantee in accordance with GAAP shall be deemed "Debt" only if it is in respect of any obligations of any other Person for borrowed money.

                  "DFP" means Deerfield Financial Products LLC or any other Person formed by or on behalf of the Company as a credit derivative products company.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ESCROW AGENT" means Wilmington Trust Company, a Delaware corporation, or such other Person mutually determined by the Buyer and the Sellers' Representative in its capacity as Escrow Agent under the Escrow Agreement.

                  "ESCROW AGREEMENT" means the escrow agreement to be dated as of the Closing Date by and among the Company, the Buyer and the Escrow Agent substantially in the form of Exhibit A hereto.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "EXISTING OPERATING AGREEMENT" means the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of June 26, 2004, by and among the Members and the Company, as supplemented by (i) the First Supplement to the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of July 22, 2004, (ii) the Second Supplement to the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of August 16, 2004 and (iii) the Third Supplement to the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of August 20, 2004.

                  "GOVERNMENTAL AUTHORITY" means any foreign, federal, state or local governmental, judicial, legislature, regulatory or administrative agency or, commission or authority, court, arbitral authority or national securities exchange.

                  "HEDGE FUND" shall mean each of the private investment funds to which the Company or any of its Subsidiaries currently provides Investment Management Services and identified as a Hedge Fund in Section 4.12(a) of the Company Disclosure Letter.

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
                  "HEDGE FUND DOCUMENTS" shall mean each final or supplemental offering memorandum, management agreement, organizational instrument, and side letter with an investor entered into, or used in connection with an offering of securities, by a Hedge Fund.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INDEMNITY ESCROW FUND" means the Share Indemnity Escrow Amount, together with all dividends or distributions declared and paid thereon (and any income or interest earned or accrued thereon) in accordance with the Escrow Agreement.

                  "INTELLECTUAL PROPERTY" means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) all patents and applications therefor, including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof; (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof; (iii) all Internet domain names; (iv) all copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof; (iv) all trade secrets; (v) all other intellectual property rights arising from or relating to Technology; (vi) all financial models or analyses, proprietary formulae or strategies, ratings agency analysis; and (vii) all Contracts granting any right relating to or under the foregoing.

                  "INVESTMENT ADVISERS ACT" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

                  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

                  "INVESTMENT MANAGEMENT SERVICES" means any services (including sub-advisory services) which involve (i) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) of any third party for compensation, and performing activities related or incidental thereto, or (ii) the rendering of advice with respect to the investment and reinvestment of assets or funds (or any group of assets or funds) of any third party (including any "business development company" under the Investment Company Act of 1940, as amended, or any "real estate investment trust") for compensation, and performing activities related or incidental thereto; provided, that with respect to a third party that is a legal organization, Investment Management Services shall not be deemed provided to any owner of the third party unless the services in (i) or (ii) above are provided to such owner separate and apart from such services provided to the third party.

                  "KNOWLEDGE OF THE BUYER" means the actual knowledge (without independent investigation) of any of the individuals whose names are set forth on Section 1.1(a) of the Buyer Disclosure Letter.

                  "KNOWLEDGE OF THE COMPANY" means the actual knowledge (without independent investigation) of any of the individuals whose names are set forth on Section 1.1(a)(i) of the Company Disclosure Letter.

                  "LAW" means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority.

                  "LEGAL PROCEEDING" means any judicial, legislative, administrative or arbitral actions, suits, investigations, claims or other proceedings by or before a Governmental Authority.

                  "LIEN" means any lien, pledge, encumbrance, mortgage, deed of trust, security interest, claim, lease, license, charge, option, adverse right, right of first refusal, easement or transfer restriction of any kind or nature whatsoever.

                  "LOSS" means any and all judgments, liabilities, amounts paid in settlement, damages, fines, penalties, deficiencies, diminution in value, losses and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment), but only to the extent such losses are not covered by a payment from some third party or by insurance or otherwise recoverable from third parties; provided, that in no event shall Losses include any lost profits, consequential, indirect, incidental, punitive, special or other similar damages, other than any such damages awarded to any third party against an indemnified party.

                  "MEMBER WRITTEN CONSENT" means a written consent executed by Members holding a majority of the Voting Membership Interests in accordance with the Existing Operating Agreement, approving the Merger upon the terms and subject to the conditions set forth in this Agreement.

                  "MEMBERS" has the meaning set forth in the Existing Operating Agreement.

                  "MEMBERSHIP INTERESTS" has the meaning set forth in the Existing Operating Agreement.

                  "NYSE" means The New York Stock Exchange.

                  "ORDER" means any judgment, order, injunction, decree, writ, doctrine, ruling, assessment or arbitration award of any Governmental Authority.

                  "OTHER EXPENSES" means all costs, fees and expenses incurred by the Company or any of its Subsidiaries or by the Company or any of its Subsidiaries on behalf of any Member, in each case, in connection with the previously contemplated repurchase by the Company of the Membership Interests held by Triarc Deerfield Holdings, LLC. For the avoidance of doubt, Other Expenses shall not include any costs, fees and expenses incurred by the Company or any of its Subsidiaries in connection with the previously contemplated spin-off of the Company, including the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP.

                  "PERMITTED LIENS" means (i) Liens incurred by the Company or any of its Subsidiaries in connection with the financing (the "CDO FINANCING") of any purchase by the Company or its Subsidiaries of any debt or equity securities of a CDO on the closing date of the related CDO transaction, Liens incurred in connection with a CDO Financing in respect of any such debt or equity securities and future distributions on any such debt or equity securities, and Liens incurred in connection with a CDO Financing in respect of future management fees payable to the Company or any of its Subsidiaries for providing Investment Management Services to such CDO, (ii) Liens relating to purchase money security interests entered into in the ordinary course of business, (iii) statutory Liens of mechanics, materialmen, workmen, repairmen, warehousemen and carriers, (iv) Liens for Taxes (and assessments and other governmental charges) not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP, (v) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been delivered to the Buyer,
(vi) Liens in respect of pledges or deposits under workers' compensation Laws or similar legislation, unemployment insurance or other types of social security,
(vii) municipal by-laws, facility costs, sharing and servicing contracts, and zoning, building, planning, entitlement and other land use and environmental regulations by any Governmental Authority, (viii) minor defects or irregularities in title that do not, in the aggregate, materially affect the value or current use of the underlying asset and (ix) restrictions on transfer or assignment, including those imposed by Federal or state securities Laws.

                  "PERSON" means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

                  "PIPELINE FUNDS" means each of the hedge funds and collateralized debt obligations set forth in Section 1.1(a)(ii) of the Company Disclosure Letter.

                  "PREFERRED MEMBERSHIP INTERESTS" has the meaning set forth in the Existing Operating Agreement.

                  "RATINGS AGENCY" means each of Moody's, Standard & Poor's or Fitch, Inc. or any other Person providing ratings to any securities issued in connection with any CDO to which the Company or any of its Subsidiaries provides Investment Management Services.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SHARE INDEMNITY ESCROW AMOUNT" means 2,504,817 shares of Buyer Common Stock.

                  "SPECIFIED PERSONS" means the Sellers' Representative and one or more Persons that beneficially own more than 25% of the total voting power of the outstanding capital stock of the Sellers' Representative as of the date hereof.

                  "SPECIFIED VALUE PER SHARE" means $15.051.

                  "STRATEGIC FINANCING AGREEMENT" means any side letter agreement, trust agreement, confirmation, pledge agreement, guaranty or any other agreement and/or instrument pursuant to which the Company and/or any of its Subsidiaries is obligated to pay, pledge, subordinate or, in any other manner, relinquish its rights to receive compensation (whether in the form of management fees, incentive fees, equity dividends or otherwise) under any Advisory Contract in respect of any investment.

                  "STOCKHOLDER APPROVAL" shall mean (a) the approval of the Stock Issuance by the affirmative vote of a majority of the total votes cast by the holders of Buyer Common Stock at a Stockholders Meeting (or any adjournment or postponement thereof) and (b) the approval of the Stock Issuance by the affirmative vote of a majority of the total votes cast by the holders of Buyer Common Stock who are not Affiliates of the Company, the Sellers' Representative or their respective Subsidiaries at a Stockholders Meeting (or any adjournment or postponement thereof).

                  "SUBSIDIARY" means, with respect to any Person, a corporation or other Person of which more than 50% of the voting power of the outstanding voting equity securities or more than 50% of the outstanding economic equity interest is held, directly or indirectly, by such Person; provided, for the avoidance of doubt, that no Client (including the Buyer and its Subsidiaries) shall be deemed to be a Subsidiary of the Company or any of its Subsidiaries.

                  "TAX RETURNS" means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements supplied or required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

                  "TAXES" means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (ii) any liability in respect of any items described in clause (i) above as a transferee or successor, pursuant to Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).

                  "TECHNOLOGY" means, collectively, all software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.

                  "TRIARC RELATED PARTIES" means each of Triarc Companies, Inc. and each of its Subsidiaries (other than the Company or any of its Subsidiaries or any Client of the Company or any of its Subsidiaries).

                  "VOTING MEMBERSHIP INTERESTS" has the meaning set forth in the Existing Operating Agreement.

                  (b) The following capitalized terms are defined in the following Sections of this Agreement:

TERM                                                  SECTION
----                                                  -------

Acquisition Transaction                               6.19
Aggregate Cash Consideration                          3.1(a)
Aggregate Merger Consideration                        3.1(a)
Aggregate Share Consideration                         3.1(a)
Agreement                                             Preamble
Allocation Objection Notice                           3.5
Allocation Schedule                                   3.5
Alternative Debt Financing                            6.16(a)
Antitrust Authorities                                 6.7(c)
Articles of Merger                                    2.2
Base Date                                             4.12
Base Date AUM                                         4.12
Basket                                                11.4(a)
Bear Stearns Confidentiality Agreement                6.3(a)
Board Recommendation                                  6.9(b)
Buyer                                                 Preamble
Buyer Consents and Notices                            5.7(b)
Buyer Disclosure Letter                               4.29

TERM                                                  SECTION
----                                                  -------

Buyer Financial Statements                            5.5(b)
Buyer Indemnified Parties                             11.2(a)
Buyer SEC Reports                                     5.5(a)
Buyer Sub                                             Preamble
CDO Consent Parties                                   6.8(a)
CDO Financing                                         1.1(a)
Client Consents                                       4.13(b)
Closing                                               2.3
Closing Date                                          2.3
Closing Date Aggregate Cash Consideration             3.2(a)(i)
Closing Date Aggregate Share Consideration            3.2(a)(i)
Closing Debt                                          3.1(a)
Code of Ethics                                        4.26
Company                                               Preamble
Company Consents and Notices                          4.13(b)
Company Disclosure Letter                             3.5
Company Financial Statements                          4.5
Company Indemnified Parties                           11.2(b)
Confidentiality Agreement                             6.3(a)
DCM                                                   Recitals
Debt Commitment Letter                                6.16(a)
Director and/or Officer Indemnified Party             6.13(b)
DOJ                                                   6.7(b)
Effective Time                                        2.2
Environmental Laws                                    4.11
ERISA Affiliate                                       1.1(a)
ERISA Client                                          4.12
Exchange Agent                                        3.3(b)(i)
Exchange Fund                                         3.3(b)(i)
Final Allocation Schedule                             3.5
Financing                                             6.16(a)
Follow-Up CDO Consent Request Letter                  6.8(b)
Follow-Up Client Consent Request Letter               6.8(b)
Follow-Up Hedge Fund Consent Request                  6.8(b)
FTC                                                   6.7(b)
Fully Diluted Percentage Interests                    3.3(b)(iii)(B)
GAAP                                                  4.5
Hedge Fund Resolutions                                6.8(a)
ILLCA                                                 Recitals
Indemnifiable Expenses                                11.2(a)(vi)
Indemnification Claim                                 11.3(a)
Initial CDO Consent Request Letter                    6.8(a)
Initial Client Consent Request Letter                 6.8(a)
Initial Hedge Fund Consent Request                    6.8(a)
Investment Banking Firm Determination                 3.3(b)(iii)

TERM                                                  SECTION
----                                                  -------

Management Agreement                                  Recitals
Material Contracts                                    4.14(a)
Merger                                                Recitals
Most Recent Balance Sheet Date                        4.5
Multiemployer Plan                                    1.1(a)
New CDO Consent Party                                 6.8(d)
New Client                                            6.8(d)
Outside Date                                          10.1(b)
Permits                                               4.9
Plan Asset Regulation                                 4.12
Policies                                              4.24
Pre-Closing Statement                                 3.1(b)
Proxy Statement                                       5.7(b)
Real Property Lease                                   4.15
Real Property Leases                                  4.15
Registration Rights Agreement                         Recitals
REIT                                                  5.6
Releasee                                              6.14
Releasor                                              6.14
Representatives                                       6.19
Required Consents and Notices                         5.7(b)
Restricted Business                                   6.20(a)(i)
Restricted Period                                     6.20(a)
Restricted Persons                                    6.20(a)
Sellers' Representative                               Preamble
Sellers' Representative Expense Fund                  3.3(a)(iii)
Special Committee                                     Recitals
Stock Issuance                                        5.3
Stockholders Meeting                                  5.3
Straddle Period                                       11.2(a)(v)
Survival Period                                       11.1
Surviving LLC                                         2.1
Unpaid Expenses                                       3.1(b)(ii)
Unresolved Claims                                     11.5
WARN                                                  4.20


                                    ARTICLE II

                                   THE MERGER

                  2.1 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement, and in accordance with the ILLCA, Buyer Sub shall be merged with and into the Company, the separate limited liability company existence of Buyer Sub shall cease and the Company shall be the surviving limited liability company in the Merger (the "SURVIVING LLC"). As a result of the Merger, all of the respective outstanding membership interests of the Company and Buyer Sub shall be converted or cancelled in the manner provided in Article III.

                  2.2 Effective Time. As soon as practicable on the Closing Date, articles of merger in the form reasonably agreed to by the Buyer and the Company (the "ARTICLES OF MERGER") shall be duly prepared and executed by the Company and Buyer Sub and thereafter delivered to the Secretary of State of the State of Illinois for filing, as provided in Section 37-25 of the ILLCA. The Merger shall become effective at the time of the filing of the Articles of Merger with the Secretary of State of the State of Illinois, or at such later time as may be agreed by the Buyer and the Company and stated in the Articles of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the "EFFECTIVE TIME").

                  2.3 Closing. The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. (New York City time) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 on the third Business Day following the satisfaction or waiver of each of the conditions set forth in Articles VII and VIII hereof (other than those conditions that can only be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions), or at such other time and place as may be mutually agreed to by the parties hereto. Such time and date are referred to in this Agreement as the "CLOSING DATE."

                  2.4 Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Articles of Merger and in the applicable provisions of the ILLCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Buyer Sub shall vest in the Surviving LLC, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Buyer Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving LLC.

                  2.5 Organizational Instruments. The articles of organization of Buyer Sub in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the articles of organization of the Surviving LLC until thereafter changed or amended as provided therein or by the ILLCA. The limited liability company agreement of Buyer Sub in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the limited liability company agreement of the Surviving LLC until thereafter changed or amended as provided therein or by the ILLCA.

                  2.6 Directors and Officers. Each of the parties hereto shall take all necessary action to cause the directors of Buyer Sub immediately prior to the Effective Time to be the directors of the Surviving LLC immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving LLC. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving LLC until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving LLC.

                  2.7 Buyer Board Designation Rights. The Buyer shall, subject to compliance with the fiduciary duties of the Board of Directors of the Buyer and applicable Law, take such actions as are necessary and appropriate to nominate one individual designated by the holders of a majority of the shares of Buyer Common Stock held by the Specified Persons for election to serve as a Class I director on the Board of Directors of the Buyer in connection with the 2008 annual meeting of stockholders of the Buyer.

                  2.8 Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving LLC with full title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Buyer Sub or the Company, as applicable, or to otherwise effect the purposes of this Agreement.

                                   ARTICLE III

                     CONVERSION OF MEMBERSHIP INTERESTS AND
                              MERGER CONSIDERATION

                  3.1 Calculation of Aggregate Merger Consideration.

                  (a) As used herein, "AGGREGATE MERGER CONSIDERATION" means an amount equal to (i) 9,635,192 shares of Buyer Common Stock (the "AGGREGATE SHARE CONSIDERATION") and (ii) an amount in cash (the "AGGREGATE CASH CONSIDERATION") equal to the sum of $145,000,000 minus the principal amount of Debt outstanding (together with all accrued and unpaid interest thereon) as of the close of business on the date immediately prior to the Closing Date, as reflected in the Pre-Closing Statement ("CLOSING DEBT").

                  (b) No later than one Business Day prior to the Closing Date, the Company shall cause to be prepared and delivered to the Buyer a statement (the "PRE-CLOSING STATEMENT") setting forth in reasonable detail the following:

                  (i) the amount of the Closing Debt which, in the case of the Closing Pay-Off Debt, shall be as reflected in the customary pay-off letters received by the Company from the lender under such Closing Pay-Off Debt related to the payment in full of such Closing Pay-Off Debt at the Closing;

                  (ii) the amount of the Company Expenses and Other Expenses, in each case to the extent they remain unpaid as of 5:00 p.m. (New York City time) on the date immediately prior to the Closing Date (the "UNPAID EXPENSES"); and

                  (iii) the calculation of the Closing Date Aggregate Cash Consideration.

                  3.2 Effect on Membership Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any membership interest of the Company or Buyer Sub:

                  (a) the Membership Interests issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in the aggregate the following:

                  (i) (A) a number of shares of Buyer Common Stock equal to the Aggregate Share Consideration (subject to the payment of cash in lieu of fractional shares as provided in Section 3.3(b)(iv)) minus the Share Indemnity Escrow Amount (such number, the "CLOSING DATE AGGREGATE SHARE CONSIDERATION") and (B) an amount of cash equal to the Estimated Aggregate Cash Consideration, minus the Unpaid Expenses that are Company Expenses, minus the Sellers' Representative Expense Fund (such amount, the "CLOSING DATE AGGREGATE CASH CONSIDERATION") (and the amount calculated in accordance with this clause (i) shall be allocated among the Members that hold such Membership Interests in accordance with Section 3.3(b)(iii)); plus

                  (ii) the amount of cash, if any, payable to the holders of such Membership Interests pursuant to Section 3.3(a)(iii) (and the amount calculated in accordance with this clause (ii) shall be allocated among the Members that hold such Membership Interests in accordance with Section 3.3(a)(iii)); plus

                  (iii) the amount of cash and the number of shares of Buyer Common Stock, if any, payable or issuable (as applicable) to the holders of such Membership Interests pursuant to the Escrow Agreement (and the amount and number calculated in accordance with this clause
         (iii) shall be allocated among the Members that hold such Membership Interests in accordance with Section 11.5).

                  (b) the membership interests of Buyer Sub issued and outstanding immediately prior to the Effective Time shall be converted into a corresponding amount of membership interests of the Surviving LLC;

                  (c) all Membership Interests shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the Members shall cease to have any rights with respect thereto, except the right to receive the cash payments and shares of Buyer Common Stock set forth in this Section 3.2; and

                  (d) the membership interest transfer books of the Company will be closed and thereafter there will be no further registration of transfers on the membership interest transfer books of the Surviving LLC of any membership interests of the Company.

                  3.3 Closing Payments; Exchange of Membership Interests.

                  (a) Closing Payments. At the Closing, in addition to the deposits required to be made by the Buyer pursuant to Section 3.3(b)(i), the Buyer shall pay, or cause to be paid, cash in the following amounts and to the following Persons, by wire transfer of immediately available funds to a bank account designated in writing by the Person receiving such payment at least two Business Days prior to the Closing Date:

                  (i) an amount equal to the Closing Pay-Off Debt, on behalf of the Company and its Subsidiaries, to the holders of the Closing Pay-Off Debt;

                  (ii) an amount equal to the Unpaid Expenses that are Company Expenses to the Persons entitled to be paid such expenses; and

                  (iii) an amount equal to $250,000 (the "SELLERS' REPRESENTATIVE EXPENSE FUND") to the Sellers' Representative to fund the fees, costs and expenses incurred after the Effective Time by or at the direction of the Sellers' Representative for the benefit of the Members under this Agreement and, to the extent any portion of the Sellers' Representative Expense Fund remains after payment in full of any amounts owed under Section 3.4, disbursed at such time to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time in accordance with such Member's Fully Diluted Percentage Interests.

                  (b) Exchange of Membership Interests.

                  (i) Exchange Agent. At the Effective Time, the Buyer shall (x) deposit with the Escrow Agent a number of shares of Buyer Common Stock equal to the Share Indemnity Escrow Amount and (y) deposit with its transfer agent for its shares of Buyer Common Stock, or with such other bank or trust company mutually agreed by the Buyer and the Sellers' Representative prior to the Effective Time (the "EXCHANGE AGENT"), for the benefit of the holders of Membership Interests issued and outstanding immediately prior to the Effective Time and for exchange in accordance with this Article III, (A) certificates representing the Closing Date Aggregate Share Consideration issuable pursuant to Sections 3.2(a)(i) and 3.3(b)(iii) and (B) immediately available funds in an amount equal to the Closing Date Aggregate Cash Consideration (such certificates and funds being hereinafter referred to as the "EXCHANGE FUND") in exchange for such Membership Interests.

                  (ii) Letter of Transmittal. Promptly (and in any event no later than two Business Days) after the Effective Time, the Buyer shall cause the Exchange Agent to deliver to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time a letter of transmittal in customary form, specifying
         (i) that delivery shall be effected, and title thereto shall pass, only upon returning such letter of transmittal duly executed by such Member to the Exchange Agent and (ii) that by signing such letter of transmittal, such Member (x) agrees to and confirms acknowledgment of the terms and conditions of this Agreement and the Escrow Agreement, including such Member's obligations (if any) under Sections 3.5, 6.4(b) and 6.10(b) and Article IX, and the rights of the Sellers' Representative under this Agreement, the Escrow Agreement and the Registration Rights Agreement, (y) certifies that such Member is not a foreign person within the meaning of Section 1445 of the Code and (z) represents and warrants that such Member qualifies as an "accredited investor," as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

                  (iii) Payments In Respect Of Membership Interests. Upon execution and delivery to the Exchange Agent of the duly executed letter of transmittal, the Buyer shall cause the Exchange Agent to deliver promptly (and in any event no later than two Business Days) to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time the portion of the certificates representing the Closing Date Aggregate Share Consideration and the Closing Date Aggregate Cash Consideration allocable to each such Member determined as follows:

                           (A) first, deliver pro rata to each such Member that
                  held issued and outstanding Class A-1 Interests, Class A-2 Interests or Class B Interests as of immediately prior to the Effective Time a portion of the shares of Buyer Common Stock included in the Closing Date Aggregate Share Consideration and a portion of the Closing Date Aggregate Cash Consideration based on the percentages set forth next to each such Member's name under the heading "Initial Percentage Interests" in
                  Section 4.4(a) of the Company Disclosure Letter until the aggregate value of the shares of Buyer Common Stock (based upon the Specified Value Per Share) and cash so delivered equals the amount set forth in Section 3.3(b)(iii) of the Company Disclosure Letter; and

                           (B) second, deliver the remaining amount of the
                  Closing Date Aggregate Share Consideration and the Closing Date Aggregate Cash Consideration, pro rata to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time, based on the percentages set forth next to each such Member's name under the heading "Fully Diluted Percentage Interests" in Section 4.4(a) of the Company Disclosure Letter (the "FULLY DILUTED PERCENTAGE INTERESTS");

         provided that Members shall receive payments of cash in lieu of fractional shares as provided in Section 3.3(b)(iv); provided, further, that, notwithstanding the foregoing, if the Company becomes obligated under the Existing Operating Agreement to have the allocation of the payment of the Closing Date Aggregate Share Consideration and Closing Date Aggregate Cash Consideration to the Members be determined by the Investment Banking Firm (as defined in the Existing Operating Agreement) selected in accordance with the Selection Procedures (as defined in the Existing Operating Agreement), such allocation and the payments to be made to the Members under this Section 3.3(b)(iii) shall instead be made as determined by such Investment Banking Firm (the "INVESTMENT BANKING FIRM DETERMINATION").

                  (iv) Fractional Shares. Each holder of Membership Interests issued and outstanding immediately prior to the Effective Time who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock issuable pursuant to Section 3.2(a)(i) shall receive from the Exchange Agent, in accordance with the provisions of this
         Article III, a cash payment in lieu of such fractional share interest based upon the Specified Value Per Share. The Buyer shall pay to the Exchange Agent simultaneously with the payment made pursuant to Section 3.3(b)(i) an amount in cash sufficient for the Exchange Agent to pay each holder of Membership Interests issued and outstanding immediately prior to the Effective Time an amount in cash equal to the product obtained by multiplying (A) the fraction of a share of Buyer Common Stock issuable pursuant to Section 3.2(a)(i) to which such holder would otherwise have been entitled by (B) the Specified Value Per Share.

                  (v) Investment of Exchange Fund. The Exchange Agent shall invest the cash portion of the Exchange Fund as directed by the Buyer in one or more Permitted Investments (as defined in the agreement to be entered into among the Buyer, the Company and the Exchange Agent prior to the Closing Date). Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 3.2(a)(i) shall be paid promptly to the Buyer.

                  (vi) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of Membership Interests issued and outstanding immediately prior to the Effective Time 180 days after the Effective Time shall be delivered by the Exchange Agent to the Buyer upon demand. Any holder of Membership Interests issued and outstanding immediately prior to the Effective Time who has not complied with this Article III shall look thereafter only to the Buyer for payment or issuance of the portion of the certificates representing the number of shares of Buyer Common Stock issuable pursuant to Section 3.2(a)(i) and the amount of cash payable pursuant to Section 3.2(a)(i) allocable to such holder.

                  3.4 Member Written Consent. Immediately after the execution of this Agreement, the Member Written Consent shall be executed and delivered by Members holding a majority of the Voting Membership Interests and a copy thereof shall be delivered to the Company and the Buyer.

                  3.5 Allocation of Aggregate Merger Consideration. The Aggregate Merger Consideration, as adjusted, plus the amount of any liabilities of the Company and its Subsidiaries for Tax purposes as of the Effective Time shall be allocated consistent with past practice among the assets of the Company and its Subsidiaries (including the Management Agreement) as reasonably proposed by the Sellers' Representative in good faith and shall be set forth in a schedule produced by the Sellers' Representative and delivered to the Buyer within seventy-five (75) days following the Closing Date (the "ALLOCATION SCHEDULE"). The Buyer shall have an opportunity to review the proposed Allocation Schedule for a period of 20 days after receipt of the proposed Allocation Schedule. If the Buyer disagrees with any aspect of the proposed Allocation Schedule, the Buyer shall notify the Sellers' Representative, in writing, prior to the end of such 20-day period (an "ALLOCATION OBJECTION NOTICE"), setting forth the Buyer's proposed Allocation Schedule and specifying, in reasonable detail, any good faith dispute as to the Sellers' Representative's Allocation Schedule. If prior to the conclusion of such 20-day period, the Buyer notifies the Sellers' Representative in writing that it will not provide any Allocation Objection Notice or if the Buyer does not deliver an Allocation Objection Notice within such 20-day period, then the proposed Allocation Schedule shall be deemed final and conclusive and binding upon each of the parties hereto (a "FINAL ALLOCATION SCHEDULE"). The Sellers' Representative and the Buyer shall use commercially reasonable efforts to resolve any objection by the Buyer to the proposed Allocation Schedule and to agree upon a Final Allocation Schedule. If within 10 days after the Sellers' Representative receives an Allocation Objection Notice the Buyer and the Sellers' Representative have not resolved all objections and agreed upon a Final Allocation Schedule, the Buyer and the Sellers' Representative shall engage a mutually acceptable independent accounting firm of national recognition (the "INDEPENDENT ACCOUNTING FIRM") to determine whether the Sellers' Representative's position with respect to any remaining disputed items, as set forth in the proposed Allocation Schedule, are reasonable. Any disputed items that are so determined by the Independent Accounting Firm to be reasonable shall be included in the Final Allocation Schedule as proposed by the Sellers' Representative. Any disputed items that are so determined by the Independent Accounting Firm not to be reasonable shall be adjusted by the Independent Accounting Firm to be reasonable, and such adjusted amounts shall be included in the Final Allocation Schedule. The Buyer and the Sellers' Representative shall have the opportunity to present their position with respect to any disputed items to the Independent Accounting Firm and shall use commercially reasonable efforts to cause the Independent Accounting Firm, within 20 days after its selection, to make the above-described determinations and to prepare a Final Allocation Schedule in accordance therewith. Unless the Buyer and the Sellers' Representative otherwise agree, such Final Allocation Schedule shall not modify items previously agreed. The fees and disbursements of the Independent Accounting Firm shall be shared equally by the Buyer, on the one hand, and the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to the respective amounts paid to such Members pursuant to Section 3.2(a)), on the other hand; provided, however, that the Buyer may (but shall not be obligated to) elect, at any time, to withdraw all (but not less than all) of the aggregate amount of such fees and disbursements allocable to such Members from the Indemnity Escrow Fund in accordance with the Escrow Agreement. The parties shall, and shall cause their respective Affiliates to, use the allocations set forth in the Final Allocation Schedule for all Tax purposes, file all Tax Returns in a manner consistent with such Final Allocation Schedule and take no position contrary thereto, in each case, unless required to do so by a change in applicable Tax Laws or a good faith resolution of a Tax contest.

                                    ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the Disclosure Letter which is being delivered to the Buyer concurrently herewith (the "COMPANY DISCLOSURE LETTER"), the Company represents and warrants to the Buyer and Buyer Sub as follows:

                  4.1 Due Organization; Qualification.

                  (a) The Company is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Illinois and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (b) The copies of the certificate of formation of the Company and the Existing Operating Agreement that previously have been made available to the Buyer are true and correct copies of such documents as in effect on the date of this Agreement.

                  (c) The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in all jurisdictions where the Company or such Subsidiary, as applicable, currently conducts business that requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a Company Material Adverse Effect.

                  4.2 Subsidiaries; Investments.

                  (a) Section 4.2(a) of the Company Disclosure Letter hereto sets forth the name and jurisdiction of organization of each Subsidiary of the Company. Each of the Company's Subsidiaries is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of its jurisdiction of organization. Each of the Company's Subsidiaries has all requisite corporate or other similar organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the articles of incorporation, bylaws and similar governing documents of each of the Company's Subsidiaries that previously have been made available to the Buyer are true and correct copies of such documents as in effect on the date of this Agreement.

                  (b) Other than any interests in the Company's Subsidiaries, except as set forth in Section 4.2(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any capital stock or other equity interests in any Person.

                  4.3 Authorization; Enforceability; Voting Requirements.

                  (a) The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and each applicable Ancillary Document and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and each applicable Ancillary Document and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite limited liability company action of the Company other than the adoption of this Agreement by the requisite vote of the Members (which shall be obtained pursuant to the Member Written Consent immediately following the execution and delivery of this Agreement). Except as provided for in the preceding sentence, no other limited liability company action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and each applicable Ancillary Document and the consummation by it of the transactions contemplated hereunder and thereunder. This Agreement and each applicable Ancillary Document has been duly executed and delivered by the Company and, assuming this Agreement and each applicable Ancillary Document has been duly authorized, executed and delivered by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) The affirmative vote of the Members pursuant to the Member Written Consent is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Merger.

                  4.4 Capitalization.

                  (a) Section 4.4(a) of the Company Disclosure Letter sets forth a list as of the date hereof of the authorized, issued and outstanding Class A-1 Interests, Class A-2 Interests, Class B Interests and Class C Profits Only Interests and each registered holder thereof. All of such authorized, issued and outstanding Membership Interests are duly authorized and validly issued, fully paid and non-assessable. No other class or series of Membership Interests or other equity interests in the Company is authorized, issued or outstanding, except for the Preferred Membership Interests (of which none is issued or outstanding). Except as provided in the Existing Operating Agreement or in any grant agreement related to the Class C Profits Only Interests or as may be required in connection with a CDO Financing, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Membership Interests or other ownership interests of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as provided in the Existing Operating Agreement or in any grant agreement related to the Class C Profits Only Interests or as may be required in connection with a CDO Financing, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Membership Interests or other ownership interests in the Company or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

                  (b) The Company's Subsidiaries are as set forth in Section 4.4(b) of the Company Disclosure Letter. All of the outstanding shares of capital stock of or other equity interests in each of the Company's Subsidiaries are duly authorized and validly issued, fully paid and nonassessable. All shares of capital stock of or other equity interests in each Subsidiary of the Company are owned by the Company or another Subsidiary of the Company free and clear of any Liens, other than Permitted Liens.

                  4.5 Financial Statements; Cash on Hand. The Company has previously made available to the Buyer copies of audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2006 (the "MOST RECENT BALANCE SHEET DATE") and December 31, 2005 and the related audited consolidated statements of operations, members' equity and cash flows of the Company and its Subsidiaries, for the fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004, together with all related notes and schedules thereto, accompanied by the corresponding audit reports of Deloitte & Touche LLP, independent auditors of the Company (collectively, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the consolidated results of the operations of the Company and its Subsidiaries for the respective fiscal periods covered thereby, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in any notes thereto (and except in the case of the Unaudited Financial Statements, for the absence of footnotes otherwise required by GAAP and subject to year-end audit adjustments). As of the date hereof, the Company and its Subsidiaries have cash and cash equivalents of at least $5,997,000 in the aggregate.

                  4.6 No Material Adverse Change; Ordinary Course. Since the Most Recent Balance Sheet Date, (a) except as set forth in Section 4.6(a) of the Company Disclosure Letter, each of the Company and its Subsidiaries has conducted its business only in the ordinary course and consistently with past practice (except for actions taken in connection with the transactions contemplated by this Agreement or the Ancillary Documents) and (b) neither the Company nor any of its Subsidiaries has suffered any event, change, occurrence or circumstance in the financial condition, business, results of operations, properties or assets of the Company or any of the Subsidiaries that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or would reasonably be expected to have a Company Material Adverse Effect.

                  4.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any kind (whether accrued, absolute, contingent or otherwise), except for any such liabilities or obligations (a) reflected or reserved against in the Company Financial

Statements, (b) set forth in Section 4.7 of the Company Disclosure Letter, (c) incurred in the ordinary course of business since the Most Recent Balance Sheet Date or in connection with the transactions contemplated by this Agreement and the Ancillary Documents, (d) that are the subject of any other representation or warranty contained in this Article IV and are disclosed pursuant to such other representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to time, dollar amount, Knowledge of the Company, materiality, Company Material Adverse Effect or any similar qualification or (e) that, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.

                  4.8 Compliance with Laws. The Company and its Subsidiaries are in compliance in all material respects with all Laws applicable to their respective operations or assets. Except as set forth in Section 4.8 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice from a Governmental Authority of the material violation of any Laws. Neither the Company nor any of its Subsidiaries is in violation of any Order or Law which violations would have a Company Material Adverse Effect; provided, however, that nothing in this Section 4.8 is intended to address any compliance issues that are the subject of any other representation or warranty contained in this Article IV and are disclosed pursuant to such other representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to time, dollar amount, Knowledge of the Company, materiality, Company Material Adverse Effect or any similar qualification.

                  4.9 Permits. Each of the Company and its Subsidiaries has all licenses, franchises, permits and authorizations of any Governmental Authorities (collectively, "PERMITS") as are necessary for the lawful conduct of the business of the Company and the Subsidiaries, except where the failure to have such Permits would not have a Company Material Adverse Effect; provided, however, that nothing in this Section 4.9 is intended to address any permit issues that are the subject of any other representation or warranty contained in this Article IV and are disclosed pursuant to such other representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to time, dollar amount, Knowledge of the Company, materiality, Company Material Adverse Effect or any similar qualification.

                  4.10 Regulatory Compliance. DCM is duly registered as an investment adviser under the Investment Advisers Act and is in material compliance with its obligations under the Investment Advisers Act. The Company has made available to the Buyer true and complete copies of DCM's most recent Form ADV (in the case of ADV Part II, either the brochure in lieu of Part II pursuant to Investment Advisers Act rule 204-3 or the form version of Part II), as amended to the date of this Agreement. DCM has made all material amendments to its Form ADV (or brochure, as applicable) as it is required to make prior to the date of this Agreement under the Investment Advisers Act. DCM is duly registered as a commodity trading adviser and a commodity pool operator under the Commodity Exchange Act. The Company has made available to the Buyer true and complete copies of all material documents related to such registrations. DCM is not a "broker" or "dealer" within the meaning of the Exchange Act.

                  4.11 Environmental Compliance. Each of the Company and its Subsidiaries is in compliance with all applicable Laws relating to pollution or protection of the environment (collectively, "ENVIRONMENTAL Laws"), except as would not have a Company Material Adverse Effect. There are no material Orders outstanding, or any actions, suits, proceedings, or investigations pending or, to the Knowledge of the Company, threatened relating to the compliance by the Company or any of its Subsidiaries with, or the liability of the Company or any of its Subsidiaries under, any Environmental Law, except for any such Orders that would not have a Company Material Adverse Effect.

                  4.12 Clients.

                  (a) The aggregate assets under management by DCM, (x) for each Client other than a Client that is a CDO, as of the most recent practicable date prior to the date hereof as calculated by DCM consistent with past practice, (y) for each Client that is a CDO (other than any CDO for which no trustee report is available prior to the date hereof), as of the date set forth in the most recently available trustee report for such CDO prior to the date hereof and (z) for each Client that is a CDO for which no trustee report is available prior to the date hereof, as of the date on which the closing occurs for such Client (each applicable date in (x), (y) and (z) above with respect to such Client, the "BASE DATE") are accurately set forth in Section 4.12(a) of the Company Disclosure Letter (the "BASE DATE AUM"). Set forth in Section 4.12(a) of the Company Disclosure Letter is a list as of the date hereof of all Advisory Contracts and Strategic Financing Agreements, setting forth with respect to each such Advisory Contract and Strategic Financing Agreement, as applicable:

                  (i) the name of each Client to which the Company or any of its Subsidiaries provides Investment Management Services (except to the extent that the disclosure of any such name is restricted by a confidentiality agreement), indicating (A) any such Client that is the Company, its Subsidiaries, a holder of Membership Interests or an Affiliate of the Company or a holder of Membership Interests, and (B) in the case of any Client that is a pooled investment vehicle, any of the foregoing Persons described in clause (A) that had an investment in such Client as of the Base Date (indicating the amount of such investment);

                  (ii) the amount of assets under management pursuant to such Advisory Contract at the Base Date, and the nature of the Investment Management Services provided (i.e., discretionary or non-discretionary);

                  (iii) with respect to each Client that is a Hedge Fund, the amount of each investor's investment in such Hedge Fund as of the Base Date (without revealing the identity of such investor);

                  (iv) the fee schedule in effect with respect to such Advisory Contract (including identification of any applicable sub-components of such fees, e.g., investment management fees, performance fees, fees for any other fiduciary services, etc., as applicable), and a description of any fees payable by the underlying Client in connection with Investment Management Services (or other services) provided by the Company or any of its other Subsidiaries other than pursuant to such Advisory Contract;

                  (v) as of the applicable date specified in this Section 4.12(a)(v) and not as of the date hereof, (x) for each Client other than a Client that is a CDO, as of the most recent practicable date prior to the Closing Date as calculated by DCM consistent with past practice, (y) for each Client that is a CDO (other than any CDO for which no trustee report is available prior to the Closing Date), as of the date set forth in the most recently available trustee report for such CDO prior to the Closing Date and (z) for each Client that is a CDO for which no trustee report is available prior to the Closing Date, as of the date on which the closing occurs for such Client (it being understood that the Company shall be permitted to provide the Buyer with a supplement to Section 4.12(a)(v) of the Company Disclosure Letter solely for purposes of making the representation and warranty specified in this Section 4.12(a)(v) as of the applicable dates specified in this Section 4.12(a)(v)), (A) a description of any material fee changes (including any caps, waivers, offsets or reimbursements) under such Advisory Contract or Strategic Financing Agreement and (B) a description of any material changes in the amount of assets in any Client's account as a result of deposits (including reinvestments of dividends and distributions) or withdrawals, or redemptions or repayments, made by such Client or, based solely on the contents of the most recently available trustee report prior to the Closing Date, defaults (as defined under the applicable indentures relating to the assets) in assets owned by such Client that is a CDO, in each case from the Base Date to (x) for each Client other than a Client that is a CDO, as of the most recent practicable date prior to the Closing Date as calculated by DCM consistent with past practice,
         (y) for each Client that is a CDO (other than any CDO for which no trustee report is available prior to the Closing Date), as of the date set forth in the most recently available trustee report for such CDO prior to the Closing Date and (z) for each Client that is a CDO for which no trustee report is available prior to the Closing Date, as of the date on which the closing occurs for such Client, and a description of any such changes as of such date (it being understood and agreed that, solely for purposes of this clause (v), net deposits or withdrawals, or redemptions or repayments, with respect to any one Client account or defaults (as defined under the applicable indentures relating to the assets) in assets owned by such Client in the aggregate in excess of $5,000,000 shall be deemed material); and

                  (vi) the manner of consent required for the "assignment" (or deemed assignment) under applicable Law, including the Investment Advisers Act and relevant state law, by the Company or its Subsidiaries, as applicable, of such Advisory Contract in connection with the transactions contemplated by this Agreement and the Ancillary Documents, for those Advisory Contracts which will be assigned (or deemed assigned) in connection with such transactions (which contracts are so identified), in each case so that any such consent or approval (as applicable) will be duly and validly obtained in accordance with all applicable Law and the terms of any contracts, agreements and other instruments relating thereto.

                  (b) Except as set forth in Section 4.12(b) of the Company Disclosure Letter and expressly described thereon, as of the date hereof, there are no Contracts pursuant to which either the Company or any of its Subsidiaries has undertaken or agreed to cap, waive, offset, reimburse or otherwise reduce any or all fees or charges payable by or with respect to any of the Clients set forth in Section 4.12(a) of the Company Disclosure Letter or pursuant to any of the contracts set forth in Section 4.12(a) of the Company Disclosure Letter (it being understood that the Company shall be permitted to provide the Buyer with a supplement to Section 4.12(b) of the Company Disclosure Letter to reflect any such understanding or agreement after the date hereof and prior to the Closing Date entered into in compliance with this Agreement). As of the date hereof, except as set forth in Section 4.12(b) of the Company Disclosure Letter, (i) since the date that is one year prior to the date hereof, (x) no Client of the Company or any of its Subsidiaries (or, in the case of any Clients that are pooled investment vehicles (other than any CDOs), underlying investors therein, as applicable) has stated in writing to the Company or any of its Subsidiaries an intention to terminate or reduce its investment relationship with the Company or any of its Subsidiaries, or make an adjustment to the fee schedule with respect to any contract in a manner which would reduce the fees to the Company or any of its Subsidiaries (including after giving effect to the Closing) in connection with such Client relationship, and (y) no investor in any CDO has stated in writing to the Company or any of its Subsidiaries an intention to cause, either individually or collectively with others, an optional redemption of any securities issued by such CDO, and (ii) (x) no Client of the Company or any of its Subsidiaries (or, in the case of any Clients that are pooled investment vehicles (other than any CDOs), underlying investors therein, as applicable) has stated in writing to the Company or any of its Subsidiaries such an intention described in clause (i)(x) of this Section 4.12(b) prior to the date that is one year prior to the date hereof that is expected to become effective on or prior to the date that is one year after the date hereof, and
(y) no investor in any CDO has stated in writing to the Company or any of its Subsidiaries an intention to cause, either individually or collectively with others, an optional redemption of any securities issued by such CDO.

                  (c) Section 4.12(c) of the Company Disclosure Letter identifies, with an appropriate footnote, each Client to which the Company or any of its Subsidiaries provides Investment Management Services that is, to the Knowledge of the Company, (i) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA; (ii) a person acting on behalf of such a plan; or (iii) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (hereinafter referred to as an "ERISA CLIENT"). To the Knowledge of the Company, the Company and its Subsidiaries have complied in all material respects with ERISA, Section 4975 of the Code and the regulations promulgated under either ERISA or Section 4975 of the Code in connection with the provision of Investment Management

Services to any ERISA Client. The assets of any partnership, trust, or investment fund managed by the Company or any of its Subsidiaries, or of which the Company or any of its Subsidiaries is the general partner or managing member, that are not intended to constitute "plan assets" under 29 C.F.R. 2510.3-101 (the "PLAN ASSET REGULATION") are, to the Knowledge of the Company, not reasonably likely to be determined to be "plan assets" for purposes of the Plan Asset Regulation.

                  (d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries provides Investment Management Services to (i) any issuer or other Person that is required to be registered as an investment company (within the meaning of the Investment Company Act) under the Investment Company Act, or (ii) any issuer or other Person that is or is required to be registered under the laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled, which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities. Neither the Company nor any of its Subsidiaries is required to be registered as an investment company (within the meaning of the Investment Company Act) under the Investment Company Act.

                  (e) Except as set forth in Section 4.12(e) of the Company Disclosure Letter, no exemptive orders, "no-action" letters or similar exemptions or regulatory relief have been obtained, nor are any requests pending therefor, by or with respect to either of the Company or its Subsidiaries, any holder of Membership Interests or any employee of any such Person in connection with the business of the Company and its Subsidiaries, or to the Knowledge of the Company, by any Client of the Company and its Subsidiaries in connection with the provision of Investment Management Services to such Client by the Company and its Subsidiaries.

                  (f) Section 4.12(f) of the Company Disclosure Letter sets forth a true, correct and complete list of (i) the Hedge Fund Documents (it being understood that the Company shall be permitted to provide the Buyer with a supplement to Section 4.12(f) of the Company Disclosure Letter to reflect the entering into, or amendment, supplement or other modification of, any Hedge Fund Document after the date hereof and prior to the Closing Date in compliance with this Agreement) and (ii) the CDO Documents (it being understood that the Company shall be permitted to provide the Buyer with a supplement to Section 4.12(f) of the Company Disclosure Letter to reflect the entering into, or amendment, supplement or other modification of, any CDO Document after the date hereof and prior to the Closing Date in compliance with this Agreement). The Company provided the Buyer with true and correct copies of all CDO Documents and Hedge Fund Documents as of the date hereof (and as of the Closing will have provided true and correct copies of any CDO Documents and/or Hedge Fund Documents entered into after the date hereof and prior to the Closing Date in compliance with this Agreement), and the offering circulars or memoranda included in such CDO Documents and Hedge Fund Documents did not at the time such CDO or Hedge Fund issued any securities related to such CDO Documents and Hedge Fund Documents contain any untrue statement of a material fact concerning the Company or any of its Subsidiaries or omit to state a material fact concerning the Company or any of its Subsidiaries necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

Each of the CDO Documents and the Hedge Fund Documents to which the Company or its Subsidiaries is a party, to the extent applicable, is in full force and effect and binding upon the Company or its Subsidiary party thereto and, to the Knowledge of the Company, the other parties thereto, except as (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. None of the Company or any of its Subsidiaries is in material default under any CDO Document or Hedge Fund Document to which it is a party, nor, to the Knowledge of the Company, has any event occurred which, with the giving of notice or the passage of time, or both, would give rise to such a material default. Except as set forth in Section 4.12(f) of the Company Disclosure Letter, to the Knowledge of the Company, each of the CDOs was in compliance as of the Base Date with each of its overcollateralization tests and interest coverage tests.

                  (g) Each of the Client Consents obtained in accordance with
Section 6.8 (including each of the Consents included in the determination of whether the condition contained in Section 7.9 has been satisfied) will, as of the Closing Date, have been duly obtained under all applicable Law and the requirements of the applicable Advisory Contract.

                  (h) Nothing in this Section 4.12 (other than the calculation of the Base Date AUM) is intended to address any matters with respect to the Buyer or any of its Subsidiaries.

                  4.13 Non-Contravention; Consents and Approvals. The execution and delivery by the Company of this Agreement and each applicable Ancillary Document, the consummation of the transactions contemplated hereby and thereby, and the performance by the Company of this Agreement and each applicable Ancillary Document in accordance with its terms will not:

                  (a) except as set forth in Section 4.13(a) of the Company Disclosure Letter, violate the Existing Operating Agreement or any comparable organizational instruments of any of the Company's Subsidiaries;

                  (b) require the Company to obtain any consents, approvals, authorizations or actions of, or make any filings with or give any notices to, any Governmental Authorities or any other Person, except for (i) the notification requirements of the HSR Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Illinois, (iii) as set forth in Section 4.13(b) of the Company Disclosure Letter (the "COMPANY CONSENTS AND NOTICES"), (iv) as contemplated by Section 6.8 (the "CLIENT CONSENTS") or (v) any such consents, approvals, authorizations or actions of, or filings with or notices to any Person (other than a Governmental Authority) the failure to obtain or make which would not have a Company Material Adverse Effect;

                  (c) assuming all of the Client Consents and the Company Consents and Notices are obtained or made, violate or result in the breach of any of the material terms and conditions of, cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default under, or result in the acceleration of any monetary liabilities under, any Material Contract or material Permit to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, or result in the creation of any Lien, other than a Permitted Lien, upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any Material Contract or material Permit to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, except for any such violations, breaches, terminations, defaults, accelerations or creations under any Material Contracts that would not have a Company Material Adverse Effect; or

                  (d) assuming all of the Client Consents and the Company Consents and Notices are obtained or made, violate or result in the breach of any applicable Orders or Laws of any Governmental Authorities.

                  4.14 Contracts.

                  (a) Section 4.14 of the Company Disclosure Letter sets forth a list of all of the following Contracts to which the Company or any of its Subsidiaries is a party or is bound by and that remain in effect as of the date hereof (collectively, the "MATERIAL CONTRACTS"):

                  (i) any Advisory Contract or Strategic Financing Agreement;

                  (ii) any Contract relating to (x) the engagement of any financial institution (other than with any rating agency, trustee or routine service provider) in respect of engagements not yet completed or (y) the warehousing of securities, in each case, in connection with the formation or offering of any securities of any CDO the closing of which has not yet occurred under which it is reasonably likely that the Company or any of its Subsidiaries has any continuing material obligations;

                  (iii) any Contract for the purchase of any data, assets, material or equipment, other than any such Contract entered into in the ordinary course of business or in an amount not exceeding $250,000 annually;

                  (iv) any other Contract under which the Company and its Subsidiaries have paid or are required to pay in excess of $250,000 annually;

                  (v) any Contract for the sale of all or any material assets of the Company or any of its Subsidiaries other than in the ordinary course of business;

                  (vi) any Contract relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company or any of its Subsidiaries of any operating business or material assets or the capital stock or other equity interests of any other Person;

                  (vii) any partnership, strategic alliance, sharing of profits or joint venture agreements or other similar Contracts;

                  (viii) any Contracts containing covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area;

                  (ix) any Contract relating to Debt of the Company or any of its Subsidiaries;

                  (x) any Contracts, excluding any Benefit Plan, with any (A) current officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries or (B) any former officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has any material continuing obligations thereunder;

                  (xi) any Contracts with any labor union or association representing any Employee of the Company or any of its Subsidiaries;

                  (xii) any Contracts imposing a Lien (other than Permitted Liens) on any of the assets of the Company or any of its Subsidiaries;

                  (xiii) any Contracts, excluding any Benefit Plan, under which the Company or any of its Subsidiaries has made advances or loans to any other Person;

                  (xiv) any outstanding Contracts of guaranty, direct or indirect, by the Company or any of its Subsidiaries under which the Company or any of its Subsidiaries may be required to pay in excess of $250,000; or

                  (xv) any Contracts with any investment or research consultant, solicitor or sales agent, or otherwise with respect to the referral of business to either of the Company or any of its Subsidiaries (including any agreement with respect to solicitation of prospective investors in any CDOs or Hedge Funds).

                  (b) Except as would not have a Company Material Adverse Effect or as disclosed in Section 4.14(b) of the Company Disclosure Letter, (i) each Material Contract, assuming such Material Contract has been duly authorized, executed and delivered by the other parties thereto, constitutes the legal, valid and binding obligation of the Company or the applicable Subsidiary of the Company, enforceable against the Company or the applicable Subsidiary of the

Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, laws of general applicability relating to or affecting creditors' rights and to general equity principles and (ii) neither the Company nor any of the Subsidiaries has received written notice of any uncured or unwaived material default by the Company or any of the Subsidiaries.

                  (c) Nothing in this Section 4.14 is intended to address any matters with respect to the Buyer or any of its Subsidiaries.

                  4.15 Property.

                  (a) Neither the Company nor any of its Subsidiaries owns any real property. Section 4.15(a) of the Company Disclosure Letter sets forth a list of all real property and interests in real property leased by the Company and the Subsidiaries (individually, a "REAL PROPERTY LEASE" and collectively, the "REAL PROPERTY LEASES") as lessee or lessor, including a description of each such Real Property Lease (including the name of the third party lessor or lessee and the date of the lease or sublease and all amendments thereto). Except as set forth in Section 4.15(a) of the Company Disclosure Letter, the Real Property Leases constitute all interests in real property currently used, occupied or currently held for use in connection with the business of the Company and the Subsidiaries and which are necessary for the continued operation of the business of the Company and the Subsidiaries as the business is currently conducted. Each of the Company and the Subsidiaries, as applicable, has a valid, binding and enforceable leasehold interest under each of the Real Property Leases under which it is a lessee, free and clear of all Liens other than Permitted Exceptions. Each of the Real Property Leases is in full force and effect. Except as would not have a Company Material Adverse Effect or as disclosed in Section 4.15(a) of the Company Disclosure Letter, (i) each Real Property Lease, assuming such Real Property Lease has been duly authorized, executed and delivered by the other parties thereto, constitutes the legal, valid and binding obligation of the Company or the applicable Subsidiary of the Company, enforceable against the Company or the applicable Subsidiary of the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, laws of general applicability relating to or affecting creditors' rights and to general equity principles and (ii) neither the Company nor any of the Subsidiaries has received written notice of any uncured or unwaived material default by the Company or any of the Subsidiaries. The Company has delivered to Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements thereto.

                  (b) The Company and the Subsidiaries have good title to all of the material items of tangible personal property used in the business of the Company and the Subsidiaries, free and clear of any and all Liens, except (i) as set forth in Section 4.15(b) of the Company Disclosure Letter and (ii) Permitted Liens; provided, however, that nothing in this Section 4.15 is intended to address any intellectual property matters, which are the subject of Section
4.16. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company and the

Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

                  4.16 Intellectual Property.

                  (a) Section 4.16(a) of the Company Disclosure Letter sets forth a true and complete list of all (i) registrations for material Intellectual Property, (ii) applications to register material Intellectual Property and (iii) material unregistered trademarks or service marks, in each case owned by the Company or one of its Subsidiaries. Except as listed in
Section 4.16(a) of the Company Disclosure Letter, to the Knowledge of the Company, the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to such Intellectual Property listed in
Section 4.16(a) of the Company Disclosure Letter, free and clear of all Liens other than Permitted Liens.

                  (b) Except as set forth in Section 4.16(b) of the Company Disclosure Letter, each of the Company and its Subsidiaries owns or has the right to use all material Intellectual Property to the extent necessary to conduct the business of the Company and its Subsidiaries as presently conducted.

                  (c) No actions, suits or proceedings are pending nor to the Knowledge of the Company, is any claim threatened in writing against the Company or any of its Subsidiaries that challenges the Company's or any such Subsidiary's ownership or right to use any material Intellectual Property that is necessary to conduct the business of the Company and its Subsidiaries as presently conducted.

                  (d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries are infringing any material intellectual property rights of any third party.

                  4.17 Litigation. As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries, except for any such Legal Proceedings set forth in Section 4.17 of the Company Disclosure Letter or that are not material to the Company and its Subsidiaries, taken as a whole. As of the Closing Date, there will be no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries, except for any such Legal Proceedings set forth in Section
4.17 of the Company Disclosure Letter or that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to or in breach or violation of any Orders, except for any Orders set forth in Section 4.17 of the Company Disclosure Letter or that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Nothing in this Section 4.17 is intended to address any Legal Proceedings or Orders that are the subject of any other representation or warranty contained in this
Article IV and are disclosed pursuant to such other representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to time, dollar amount, Knowledge of the Company, materiality, Company Material Adverse Effect or any similar qualification.

                  4.18 Taxes. The Company and each of its Subsidiaries has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, all such Tax Returns are correct and complete in all material respects, and all material Taxes of the Company and its Subsidiaries that are due have been timely and fully paid. Except as set forth in Section 4.18 of the Company Disclosure Letter, the Company and each of its Subsidiaries is treated as a pass-through entity for U.S. federal, state and local income Tax purposes. There is no claim or assessment for any alleged deficiency or audit or other proceeding pending, or threatened in writing, with respect to Taxes of the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and have duly and timely withheld and paid over to the appropriate taxing authority all material amounts required to be so withheld and paid under all applicable Laws. No claim has ever been made in writing by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries have not filed Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for material Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens. Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) pursuant to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a material payment or indemnification obligation (other than agreements among the Company and its Subsidiaries and other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes). Neither the Company nor any of its Subsidiaries has engaged in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2). For U.S. federal income tax purposes, less than 50% of the value of the gross assets of the Company consist of U.S. real property interests or less than 90% of the value of the gross assets of the Company consist of U.S. real property interests plus any cash or cash equivalents. None of the Subsidiaries of the Company has ever been a passive foreign investment company within the meaning of Section 1297 of the Code, a foreign investment company within the meaning of Section 1246 of the Code or a foreign personal holding company within the meaning of Section 552 of the Code, or has, or has ever had, a permanent establishment in any country other than its country of organization or been subject to tax in a jurisdiction outside its country of organization.

                  4.19 Employee Benefit Plans.

                  (a) Each Benefit Plan is set forth in Section 4.19(a) of the Company Disclosure Letter. There is no Benefit Plan that is subject to Title IV of ERISA. Neither the Company nor any of its Subsidiaries has any obligation, contingent or otherwise, to contribute to any Multiemployer Plan. Neither the Company nor any of its Subsidiaries or ERISA Affiliates has maintained, sponsored or terminated any plan subject to Title IV of ERISA or incurred any outstanding liability under Section 4062 of ERISA within the past six (6) years.

                  (b) The Company has made available to the Buyer copies of the Benefit Plans (and, if applicable, related trust agreements) and all amendments thereto together, if applicable with the most recent annual report (Form 5500), the most recent actuarial valuation report prepared in connection with any Benefit Plan, the most recent determination letter received from any taxation authority with respect to any Benefit Plan, the most recent summary plan descriptions, summaries of material modifications, and written descriptions of all non-written Benefit Plans.

                  (c) Each Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter that has not been revoked from the Internal Revenue Service to the effect that each such Benefit Plan satisfies the requirements of Section 401(a) of the Code and each related trust is exempt from taxation under Section 501(a) of the Code and, to the Knowledge of the Company, nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Benefit Plan or trust. Each Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any applicable Laws and Orders, including ERISA and the Code.

                  (d) Except as disclosed in Section 4.19(d) of the Company Disclosure Letter, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any material current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any of its Subsidiaries except as required under applicable Laws.

                  (e) To the Knowledge of the Company, all contributions (including all employer contributions and employee salary reduction contributions) required to be made to any Benefit Plan or related trust by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made on or before the date hereof, have been fully reflected on the financial statements.

                  (f) Except as set forth in Section 4.19(f) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of the Company or its Subsidiaries to severance pay or retention bonuses; (ii) accelerate the time of payment, vesting or funding of benefits, or increase the amount of compensation due any such current employee, consultant or officer, except as expressly provided in this Agreement; or (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director or officer.

                  4.20 Employees. Except as set forth in Section 4.20 of the Company Disclosure Letter, (i) none of the employees is represented in his or her capacity as an employee of the Company or its Subsidiaries by any labor organization; (ii) the Company and its Subsidiaries have not recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of the employees, nor has the Company or its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees;
(iii) to the Knowledge of the Company, there is no union organization activity involving any of the employees, pending or threatened, nor has there ever been union representation involving any of the employees; (iv) to the Knowledge of the Company, there is no picketing, pending or threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees, pending or threatened; (v) there are no complaints, charges or claims against the Company or any of its Subsidiaries, pending or threatened, which could be brought or filed, with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual; (vi) the Company and its Subsidiaries are in compliance in all material respects with all Laws, regulations and orders relating to the employment of labor, including all such Laws, regulations and orders relating to wages, hours, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act ("WARN") and any similar state or local "mass layoff" or "plant closing" law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation; and
(vii) there has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Company or any of its Subsidiaries within the six (6) months prior to Closing.

                  4.21 Brokers. Neither the Company nor any of its Subsidiaries has paid or agreed to pay, or received any claim with respect to, any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated hereby, except for the fees and expenses of Goldman, Sachs & Co. and Jefferies & Co. and their respective Affiliates.

                  4.22 Related Party Transactions. Except (i) for any Benefit Plans, or (ii) as set forth in Section 4.22 of the Company Disclosure Letter,
(a) neither the Company nor any of its Subsidiaries is a party to any Contract with any Triarc Related Party or any of the officers or directors of the Sellers' Representative and (b) no Triarc Related Party provides any services, assets or properties to the Company or any of its Subsidiaries.

                  4.23 Information Provided. The written information to be supplied by or on behalf of the Company for inclusion in the Proxy Statement to be sent to the stockholders of the Buyer in connection with the Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Buyer, at the time of the Stockholders Meeting or at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting that has become false or misleading. If at any time prior to the Stockholders Meeting any fact or event relating to the Company or any of its

Affiliates that should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Buyer of such fact or event.

                  4.24 Insurance. Section 4.24 of the Company Disclosure Letter sets forth a correct and complete list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its Subsidiaries (the "POLICIES"). The Policies (i) have been issued by insurers which, to the Knowledge of the Company, are reputable and financially sound,
(ii) provide coverage for the operations conducted by the Company and its Subsidiaries of a scope and coverage consistent with customary practice in the industries in which the Company and its Subsidiaries operate and (iii) are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any of the Policies. The consummation of the transactions contemplated by this Agreement will not, in and of itself, cause the revocation, cancellation or termination of any Policy (other than the master insurance policies maintained by the Sellers' Representative for the benefit of, among others, the Company and its Subsidiaries).

                  4.25 Books and Records. Since July 22, 2004, the minute books (or comparable records) of each of the Company and its Subsidiaries have heretofore been made available to the Buyer, have been maintained in the ordinary course of business consistent with past practice, and accurately reflect in all material respects all transactions and actions referred to in such minutes and consents in lieu of meetings. The Company has heretofore made available to the Buyer a true, complete and correct copy of any disclosure (or, if unwritten, a summary thereof) by any Representative of the Company or its Subsidiaries to the Company's independent auditors relating to (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data and any material weaknesses in internal controls and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company or any of its Subsidiaries.

                  4.26 Code of Ethics. DCM has adopted a written code of ethics (the "CODE OF ETHICS") which complies in all material respects with all applicable provisions of the Investment Advisers Act (including without limitation Section 204A thereof), a true and complete copy of which has been delivered or made available to the Buyer prior to the date hereof. All employees of DCM have executed acknowledgments that they are bound by the provisions of such Code of Ethics. To the Knowledge of the Company, since July 22, 2004, there have been no material violations of such Code of Ethics.

                  4.27 Anti-Money Laundering Policy. DCM has adopted a written policy regarding its anti-money laundering procedures, a true and complete copy of which has been delivered or made available to the Buyer prior to the date hereof. DCM is, and since July 22, 2004 has been, in compliance in all material respects with such policy.

                  4.28 Disclaimer Regarding Estimates and Projections. In connection with the Buyer's investigation of the Company, the Buyer has received certain projections, including projected statements of operating revenues and income from operations of the business and the Company and certain business plan information. The Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that the Buyer is familiar with such uncertainties and that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts). Accordingly, the Company makes no representation or warranty with respect to, and disclaims any obligation to update, such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

                  4.29 Exclusivity of Representations. The representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any implied warranties. The Company hereby disclaims any such other or implied representations or warranties, notwithstanding the delivery or disclosure to the Buyer or its officers, directors, employees, agents or representatives of any documentation or other information (including any pro forma financial information, supplemental data or financial projections or other forward-looking statements).

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF THE BUYER AND BUYER SUB

                  Except as set forth in the Disclosure Letter which is being delivered to the Company concurrently herewith (the "BUYER DISCLOSURE LETTER"), each of Buyer and Buyer Sub represents and warrants to the Company as follows:

                  5.1 Due Incorporation; Qualification.

                  (a) The Buyer is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

                  (b) The copies of the certificate of incorporation and bylaws or other organizational documents of the Buyer that previously have been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

                  (c) The Buyer is duly qualified or licensed to do business and is in good standing in all jurisdictions where the Buyer, currently conducts business that requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a Buyer Material Adverse Effect.

                  5.2 Subsidiaries; Investments.

                  (a) Section 5.2(a) of the Buyer Disclosure Letter hereto sets forth the name and jurisdiction of organization of each Subsidiary of the Buyer (including Buyer Sub). Each of the Buyer's Subsidiaries (including Buyer Sub) is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of its jurisdiction of organization. Each of the Buyer's Subsidiaries (including Buyer Sub) has all requisite corporate or other similar organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the articles of incorporation, bylaws and similar governing documents of each of the Buyer's Subsidiaries (including Buyer Sub) that previously have been made available to the Company are true and correct copies of such documents as in effect on the date of this Agreement.

                  (b) Other than any interests in the Buyer's Subsidiaries, except as set forth in Section 5.2(b) of the Buyer Disclosure Letter, neither the Buyer nor any of its Subsidiaries (including Buyer Sub) owns any capital stock or other equity interests in any Person.

                  (c) Buyer Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                  5.3 Authorization; Enforceability. Each of the Buyer and Buyer Sub has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations and consummate the transactions contemplated hereunder. The execution and delivery by each of the Buyer and Buyer Sub of this Agreement and the performance by each of the Buyer and Buyer Sub of their respective obligations hereunder have been duly authorized by all requisite corporate or limited liability company action of each of the Buyer and Buyer Sub, subject only to the approval of the issuance of shares of Buyer Common Stock pursuant to this Agreement under Rule 312.03 of the NYSE Listed Company Manual (the "STOCK ISSUANCE") by the affirmative vote of a majority of the total votes cast by the holders of Buyer Common Stock at a duly held meeting of such stockholders (the "STOCKHOLDERS Meeting") or any adjournment or postponement thereof. The Board of Directors of the Buyer has determined (based on the recommendation of the Special Committee) that this Agreement and the transactions contemplated hereby are in the best interests of the Buyer and its stockholders, has resolved to recommend that holders of Buyer Common Stock vote in favor of the Stock Issuance, and has directed that the Stock Issuance be submitted to the Buyer's stockholders for approval at the Stockholders Meeting. This Agreement has been duly executed and delivered by each of the Buyer and Buyer Sub and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, constitutes the legal, valid and binding obligation of each of the Buyer and Buyer Sub, enforceable against each of the Buyer and Buyer Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  5.4 Capitalization.

                  (a) The Buyer is authorized to issue 500,000,000 shares of Buyer Common Stock and 100,000,000 shares of Buyer Preferred Stock. As of the date of this Agreement, 51,722,066 shares of Buyer Common Stock are issued and outstanding and no shares of Buyer Preferred Stock are issued and outstanding. All issued and outstanding shares of Buyer Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and not subject to preemptive rights. The Buyer has reserved 1,346,156 shares of Buyer Common Stock for issuance of outstanding stock options to purchase Buyer Common Stock. On the date hereof, except as set forth in this Section 5.4, no shares of Buyer Common Stock, other voting securities of the Buyer or shares of Buyer Preferred Stock were issued, reserved for issuance or outstanding. Except as otherwise disclosed in this Section 5.4, as of the date hereof there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Buyer is a party or by which the Buyer is bound, obligating the Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional Buyer Common Stock, other voting securities, Buyer Preferred Stock or other ownership interests of the Buyer or obligating the Buyer to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Buyer to repurchase, redeem or otherwise acquire any Buyer Common Stock or other ownership interests in the Buyer or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

                  (b) The Buyer's Subsidiaries are as set forth in Section 5.2(a) of the Buyer Disclosure Letter. All of the outstanding shares of capital stock of or other equity interests in each of the Buyer's Subsidiaries are duly authorized and validly issued, fully paid and nonassessable. Except as set forth in Section 5.4(b) of the Buyer Disclosure Letter, all shares of capital stock of or other equity interests in each Subsidiary of the Buyer are owned by the Buyer or another Subsidiary of the Buyer free and clear of any Liens, other than Permitted Liens.

                  5.5 SEC Reports and Financial Statements.

                  (a) The Buyer has filed all registration statements, forms, reports, schedules and other documents, together with any amendments required to be made with respect thereto, required to be filed by the Buyer with the SEC since June 28, 2005 and prior to the date hereof. All such registration statements, forms, reports and other documents (including those that the Buyer may file after the date hereof until the Closing) are referred herein as the "BUYER SEC REPORTS". The Buyer SEC Reports (i) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and (ii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements of the Buyer and its Subsidiaries included or incorporated by reference in the Buyer SEC Reports filed with the SEC since January 1, 2007 (collectively, the "BUYER FINANCIAL STATEMENTS") fairly present in all material respects the consolidated financial position of the Buyer and its Subsidiaries as of the respective dates thereof, and the consolidated results of the operations of the Buyer and its Subsidiaries for the respective fiscal periods covered thereby, in each case in accordance with GAAP consistently applied during the periods involved, except as indicated in any notes thereto (and except in the case of the unaudited consolidated financial statements, for the absence of footnotes otherwise required by GAAP and subject to year-end audit adjustments).

                  5.6 REIT Qualification; Investment Company Act. Commencing with its taxable year ended December 31, 2004, and for each taxable year ended or ending thereafter, the Buyer has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust within the meaning of Code Section 856 ("REIT"). The Buyer's organization and current and proposed method of operation (including the consummation of the transactions contemplated hereby and after the consummation thereof) will enable it to continue to meet the requirements for qualification and taxation as a REIT. The Buyer has not taken any action (or omitted to take any action) that could reasonably be expected to cause the Buyer to fail to qualify as a REIT. The Buyer has incurred no liability for material Taxes under Section 856(c)(7), 857(b), 857(f), 860(c) or 4981 of the Code (or any comparable provision of state or local law) and no condition or circumstance exists which presents a risk that any material Tax described in this sentence will be imposed upon the Buyer or its Subsidiaries. Neither the Buyer nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act.

                  5.7 Non-Contravention. The execution and delivery by each of the Buyer and Buyer Sub of this Agreement and each applicable Ancillary Document, the consummation of the transactions contemplated hereby and thereby, and the performance by each of the Buyer and Buyer Sub of this Agreement and each applicable Ancillary Document in accordance with its terms will not:

                  (a) violate the certificate of incorporation or by-laws (or comparable instruments) of the Buyer or Buyer Sub;

                  (b) require the Buyer or Buyer Sub to obtain any material consents, approvals, authorizations or actions of, or make any filings with or give any notices to, any Governmental Authorities or any other Person, except for (i) the notification requirements of the HSR Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Illinois, (iii) the filing with the SEC of a Proxy Statement in definitive form relating to the Stockholders Meeting (the "PROXY STATEMENT"), (iv) such filings and approvals as are required to be obtained or made under the Exchange Act or the Securities Act, the rules and regulations of the NYSE or the securities or "blue sky" laws of various states in connection with the issuance of shares of Buyer Common Stock pursuant to this Agreement, (v) the Stockholder Approval, (vi) as set forth in Section 5.7(b) of the Buyer Disclosure Letter (the consents referred to in this clause (vi), the "BUYER CONSENTS AND NOTICES" and, collectively with the Company Consents and Notices, the "REQUIRED CONSENTS AND NOTICES") or (vii) any such consents, approvals, authorizations or actions of, or filings with or notices to any Person (other than a Governmental Authority) the failure to obtain or make which would not have a Buyer Material Adverse Effect;

                  (c) assuming all of the Buyer Consents and Notices are obtained or made, violate or result in the breach of any of the material terms and conditions of, cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default under, any material Contract or material Permit, to which the Buyer or Buyer Sub is a party or by or to which the Buyer or Buyer Sub or any of their respective properties is or may be bound, or result in the creation of any Lien, other than a Permitted Lien, upon any of the properties or assets of the Buyer or Buyer Sub pursuant to the terms of any material Contract or material Permit to which the Buyer or Buyer Sub is a party or by which any of their respective properties or assets are bound, except for any such violations, breaches, terminations, defaults, accelerations or creations under any such material Contracts that would not have a Buyer Material Adverse Effect; or

                  (d) assuming all of the Buyer Consents and Notices are obtained or made, violate or result in the breach of any applicable Orders or Laws of any Governmental Authorities.

                  5.8 Information Provided. The written information to be supplied by or on behalf of the Buyer for inclusion in the Proxy Statement to be sent to the stockholders of the Buyer in connection with the Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Buyer, at the time of the Stockholders Meeting or at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting that has become false or misleading. If at any time prior to the Stockholders Meeting any fact or event relating to the Buyer or any of its Affiliates that should be set forth in a supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall, promptly after becoming aware thereof, inform the Company of such fact or event.

                  5.9 Opinions of Buyer's Financial Advisors. Bear, Stearns & Co. Inc. has delivered to the Special Committee an opinion dated the date of this Agreement to the effect that the consideration paid by the Buyer in connection with the Merger is fair to the Buyer from a financial point of view. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. has delivered to the Special Committee an opinion dated the date of this Agreement to the effect that the consideration to be paid by the Buyer in connection with the Merger, taken in the aggregate, is fair to the Buyer from a financial point of view.

                  5.10 Financing. The Debt Commitment Letter, in the form so delivered in accordance with section 6.16(a), will be valid, binding and in full force and effect and, as of the date of execution and delivery thereof, no event will have occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of the Buyer or Buyer Sub under any term or condition of the Debt Commitment Letter. There will be no conditions precedent or other contingencies related to the funding of the full amount of the Financing other than as specifically set forth in the Debt Commitment Letter. The Buyer and Buyer Sub will have fully paid any and all commitment fees and other fees required by the Debt Commitment Letter to be paid as of the date of execution and delivery thereof.

                  5.11 Brokers. Neither the Buyer nor any of its Subsidiaries has paid or agreed to pay, or received any claim with respect to, any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated hereby, except for the fees and expenses of Bear, Stearns & Co. Inc. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc., which shall be paid by the Buyer.

                  5.12 Investment Intent. The Buyer is acquiring the Membership Interests for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributions or selling the Membership Interests, in violation of the federal securities Laws or any applicable foreign or state securities Law. The Buyer qualifies as an "accredited investor", as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act. The Buyer understands that the acquisition of the Membership Interests to be acquired by it pursuant to the terms of this Agreement involves substantial risk. The Buyer and its directors and officers have experience as an investor in securities and equity interests of companies such as the ones being transferred pursuant to this Agreement, and the Buyer can bear the economic risk of its investment (which may be for an indefinite period) and has such knowledge and experience in financial or business matters that the Buyer is capable of evaluating the merits and risks of its investment in the Membership Interests to be acquired by it pursuant to the transactions contemplated hereby. The Buyer understands that the Membership Interests to be acquired by it pursuant to this Agreement have not been registered under the Securities Act. The Buyer acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable state securities Laws or pursuant to an applicable exemption therefrom.

                  5.13 Independent Investigation. Each of the Buyer and Buyer Sub hereby acknowledges and affirms that it has conducted and completed its own investigation, analysis and evaluation of the Company and its Subsidiaries, that it has made all such reviews and inspections of the financial condition, business, results of operations, properties, assets and prospects of the Company and its Subsidiaries as it has deemed necessary or appropriate, that it has had the opportunity to request all information it has deemed relevant to the foregoing from the Company and has received responses it deems adequate and sufficient to all such requests for information, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on its own investigation, analysis and evaluation of the Company and its Subsidiaries and is not relying in any way on any representations and warranties, including any implied warranties, made by the Company or on behalf of the Company by any other Person other than the representations and warranties made expressly by the Company in this Agreement and each applicable Ancillary Document.

                  5.14 Exclusivity of Representations. The representations and warranties made by the Buyer and Buyer Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any implied warranties.

                                    ARTICLE VI

                            COVENANTS AND AGREEMENTS

                  6.1 Conduct of Business of the Company. The Company agrees that:

                  (a) between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.1(a) of the Company Disclosure Letter, required by applicable Law or by the terms of any Benefit Plan as in effect on the date of this Agreement, or otherwise agreed to in writing by the Buyer (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), the Company shall, and shall cause each of its Subsidiaries to
(i) conduct its business in the ordinary course consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it; and

                  (b) between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.1(b) of the Company Disclosure Letter, required by applicable Law or otherwise agreed to in writing by the Buyer (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), the Company shall not, and shall cause its Subsidiaries not to:

                  (i) amend the Existing Operating Agreement or comparable organizational instruments;

                  (ii) incur, assume or guarantee any additional Debt or grant any Lien (other than any Permitted Lien) on any material asset or property of the Company or any of its Subsidiaries, except for borrowings and reborrowings under the Revolving Note, dated February 2, 2006, by and between DCM and Fifth Third Bank (as amended, supplemented or otherwise modified from time to time) or in the ordinary course of business consistent with past practice which, for the avoidance of doubt, shall include the incurrence or guarantee of any Debt in connection with any CDO Financing;

                  (iii) issue, deliver, sell, authorize, grant, dispose of, pledge or otherwise encumber any Membership Interests or any other capital stock, voting securities or equity interests of the Company or any of its Subsidiaries, or any class of securities convertible into, exchangeable or exercisable for, or rights, warrants or options to acquire, any Membership Interests or any other capital stock, voting securities or equity interests of the Company or any of its Subsidiaries or repurchase, redeem or otherwise acquire any Membership Interests or any other capital stock, voting securities or equity interests of the Company or any of its Subsidiaries;

                  (iv) effect any recapitalization, reclassification, split or combination in the capitalization of the Company or any of its Subsidiaries;

                  (v) sell or convey any of its material assets, except in the ordinary course of business consistent with past practice;

                  (vi) change its method of accounting or any accounting principle, method, estimate or practice, except as may be required by changes in GAAP or applicable Law;

                  (vii) cancel, terminate, amend or enter into any Material Contract, except in the ordinary course of business or as otherwise permitted in Section 6.1(b)(ix);

                  (viii) merge or consolidate with or into, or acquire by purchasing a substantial portion of the assets of, or by any other manner, another Person or enter into any joint venture or partnership agreement or similar Contract;

                  (ix) (A) adopt, terminate or amend or secure any benefit plan or bonus, profit sharing, deferred compensation, incentive, stock option or stock purchase plan, program or commitment, paid time off for sickness or other plan, program or arrangement for the benefit of employees, former employees, consultants or directors of the Company or any of its Subsidiaries other than (i) adopting or amending Benefit Plans of general application, but only if such actions do not result in a material cost increase, and (ii) in the ordinary course of business and consistent with past practice, entering into employment or consulting agreements with any employees or consultants first hired after the date of this Agreement, provided, however, that in no event will any such person be granted any Membership Interests, or (B) grant any material general increase (other than increases required under a Contract, or consistent with past practice) in the compensation of employees of the Company or any of its Subsidiaries or any material increase (other than increases required under a Contract) in the compensation payable or to become payable to any officer or director of the Company or any of its Subsidiaries; provided, however, that nothing in this subsection (ix) shall, in any way, prevent the Company or any of its Subsidiaries from paying, funding or securing any benefits under any Benefit Plan after the date of this Agreement, pursuant to the terms of any Benefit Plan as in effect on the date of this Agreement;

                  (x) make any capital expenditures or enter into any capital commitments in excess of $250,000;

                  (xi) adopt a plan of complete or partial liquidation or dissolution;

                  (xii) settle or compromise any litigation, proceeding or investigation material to the Company and its Subsidiaries taken as a whole;

                  (xiii) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) or customers without the prior approval of the Buyer, except for communications in the ordinary course of business that do not relate to the transactions contemplated by this Agreement;

                  (xiv) make, change or revoke any Tax election, file any amended Tax Return, settle or compromise any liability for Taxes, surrender any claim for a refund of Taxes, change any method of Tax accounting or any annual Tax accounting period, enter into any closing agreement relating to any Tax or waive or extend the statute of limitations in respect of any Tax (in each case, other than with respect to U.S. federal income or franchise Taxes and any Taxes derivative therefrom) to the extent that any of the foregoing could have a material post-Closing impact on the Buyer and its Affiliates taken as a whole;

                  (xv) amend or modify any existing employment agreement or any consulting agreement with respect to an employee or consultant to the Company or any of its Subsidiaries, as applicable;

                  (xvi) make any cash distribution to the Members in excess of
         (A) $5,997,000, plus (B) any amounts payable to the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time pursuant to Section 6.22 that are actually received by the Company or any of its Subsidiaries prior to the Effective Time, plus (C) quarterly cash tax distributions and a cash tax distribution on or prior to the Closing with respect to any periods and/or portion thereof with respect to which the tax distribution has not previously been made, in each case computed consistent with past practice as determined in the reasonable judgment of Sellers' Representative, minus
         (D) any prepayments of Debt made by the Company or any of its Subsidiaries after the date hereof and prior to the Closing Date; provided that, if under the terms of the Existing Operating Agreement, the Company is required to make a distribution to a Put Right Seller (as defined in the Existing Operating Agreement) pursuant to Section 9.1l(g) of the Existing Operating Agreement, then notwithstanding the limitation contained in this Section 6.1(b)(xvi) the Company shall be permitted to make such distribution together with a pro rata distribution (in accordance with the Existing Operating Agreement) to all other Members. To the extent that the aggregate amount of all such distributions made by the Company after the date hereof that are addressed and permitted by this Section 6.1(b)(xvi) (including the proviso in the preceding sentence) exceeds the amount of the distributions that would be permitted to be made under this Section 6.1(b)(xvi) (but for the proviso in the preceding sentence), then the Closing Date Aggregate Cash Consideration shall be reduced on a dollar-for-dollar basis by the amount of such excess; or

                  (xvii) agree to or make any commitment to take any actions prohibited by this Section 6.1(b).

                  6.2 Conduct of Business of the Buyer. The Buyer agrees that:

                  (a) between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.2(a) of the Buyer Disclosure Letter, required by applicable Law or otherwise agreed to in writing by the Company (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), the Buyer shall, and shall cause each of its Subsidiaries to (i) conduct its business in the ordinary course of business consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it; provided, that no breach of this Section 6.2(a) shall result from any actions taken on behalf of the Buyer or its Subsidiaries by DCM under the Management Agreement, other than any such actions taken at the direction of the Board of Directors of the Buyer or the Special Committee; and

                  (b) between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.2(b) of the Buyer Disclosure Letter, required by applicable Law or otherwise agreed to in writing by the Company. The Buyer agrees that between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.2 of the Buyer Disclosure Letter, required by applicable Law or otherwise agreed to in writing by the Company or the Sellers' Representative (each of which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), Buyer shall not, and shall cause its Subsidiaries not to (provided, that no breach of this Section 6.2 shall result from any actions taken on behalf of the Buyer or its Subsidiaries by DCM under the Management Agreement, other than any such actions taken at the direction of the Board of Directors of the Buyer or the Special Committee):

                  (i) amend its Charter, By-laws or comparable organizational instruments;

                  (ii) issue, deliver, sell, grant or authorize any Buyer Common Stock, Buyer Preferred Stock or any other capital stock, voting securities or equity interests of the Buyer or any of its Subsidiaries, or any class of securities convertible into exchangeable or exercisable for, or rights, warrants or options to acquire, Buyer Common Stock, Buyer Preferred Stock or any other capital stock, voting securities or equity interests of the Buyer or any of its Subsidiaries or repurchase, redeem or otherwise acquire Buyer Common Stock, Buyer Preferred Stock or any other capital stock, voting securities or equity interests of the Buyer or any of its Subsidiaries;

                  (iii) effect any recapitalization, reclassification, split or combination in the capitalization of the Buyer or any of its Subsidiaries;

                  (iv) make, declare or pay any dividends or make any distribution or payment (whether in cash, stock or property or any combination thereof) with respect to any shares of its capital stock, other than (A) dividends or distributions made by a wholly-owned Subsidiary of the Buyer to the Buyer or any of its Subsidiaries, (B) as necessary to maintain the Buyer's REIT qualification and as necessary for the Buyer to avoid being subject to Tax under Sections 857, 860 and 4981 of the Code, or (C) other ordinary cash dividends made in the ordinary course consistent with past practice;

                  (v) adopt a plan of complete or partial liquidation or dissolution;

                  (vi) facilitate or approve any transaction in which all of the holders of the outstanding shares of Buyer Common Stock are afforded the opportunity to sell or otherwise dispose of any or all of such shares held by them unless the Buyer shall have used its commercially reasonable efforts to have provision made for the Persons who are to receive the Aggregate Share Consideration to be afforded the opportunity to include the Aggregate Share Consideration, or pro rata portion thereof, in such transaction on the same terms and conditions; or

                  (vii) agree to or make any commitment to take any actions prohibited by this Section 6.2.

Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Buyer from taking any action at any time or from time to time that in the reasonable judgment of the Board of Directors of the Buyer, upon advice of counsel, is reasonably necessary for the Buyer to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, including making dividend or distribution payments to stockholders of the Buyer in accordance with this Agreement or otherwise.

                  6.3 Access to Information; Confidentiality.

                  (a) Between the date of this Agreement and the Closing, the Company shall use commercially reasonable efforts to afford the Buyer and its professional advisors reasonable access during normal business hours and upon reasonable prior notice to all of the properties, personnel, contracts and agreements, books and records of the Company and its Subsidiaries and shall promptly deliver or make available to the Buyer information concerning the business, properties, assets and personnel of the Company and the Subsidiaries as the Buyer may from time to time reasonably request; provided, however, that such access or request shall not unreasonably interfere with any of the businesses or operations of the Company or any of its Subsidiaries; provided, further, that the auditors and accountants of the Company and its Subsidiaries shall not be obligated to make any work papers available to any Person unless and until such Person has executed a customary agreement related to such access to work papers in form and substance reasonably satisfactory to such auditors or accountants. The Buyer shall hold, and shall cause its professional advisors to hold, all Evaluation Material (as defined in the Confidentiality Agreement, between Triarc Companies, Inc. and the Buyer dated February 14, 2007 (the "CONFIDENTIALITY AGREEMENT") or the Confidentiality Agreement, between Triarc Companies, Inc. and Bear, Stearns & Co. Inc., dated February 16, 2007 (the "BEAR STEARNS CONFIDENTIALITY AGREEMENT"), as applicable) in confidence in accordance with the terms of the Confidentiality Agreement or the Bear Stearns Confidentiality Agreement, as applicable, and, in the event of the termination of this Agreement for any reason, the Buyer promptly shall return all Evaluation Material in accordance with the terms of the Confidentiality Agreement.

                  (b) The Buyer agrees that neither the Company nor any of its Subsidiaries or any other Person acting on behalf of the Company or any of its Subsidiaries shall have or be subject to any liability, except as specifically set forth in this Agreement, to the Buyer, or any other Person resulting from the distribution to the Buyer, for the Buyer's use, of any such information, including any information, document or material made available to the Buyer in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement.

                  (c) Between the date of this Agreement and the Closing Date, without the prior written consent of the Company, the Buyer and Buyer Sub shall not, and shall cause each of their respective employees, counsel, accountants, consultants, financing sources and other authorized representatives not to, contact or communicate with any Client or any Person who, to the Knowledge of the Buyer, is an investor in any CDO or Hedge Fund or provides services to any CDO, in each case, in connection with the transactions contemplated by this Agreement.

                  (d) Between the date of this Agreement and the Closing, the Buyer shall use commercially reasonable efforts to afford the Company and its professional advisors reasonable access during normal business hours and upon reasonable prior notice to all of the properties, personnel, contracts and agreements, books and records of the Buyer and the Subsidiaries and shall promptly deliver or make available to the Company information concerning the business, properties, assets and personnel of the Buyer and its Subsidiaries as the Company may from time to time reasonably request; provided, however, that such access or request shall not unreasonably interfere with any of the businesses or operations of the Buyer or any of its Subsidiaries; provided, further, that the auditors and accountants of the Buyer and its Subsidiaries shall not be obligated to make any work papers available to any Person unless and until such Person has executed a customary agreement related to such access to work papers in form and substance reasonably satisfactory to such auditors or accountants.

                  6.4 Expenses.

                  (a) Except as otherwise specifically provided herein, the parties shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

                  (b) Notwithstanding the foregoing, the following expenses shall be allocated equally between the Buyer, on the one hand, and the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to the respective amounts paid to such Members pursuant to Section 3.2(a)), on the other hand; provided, however, that the Buyer may (but shall not be obligated to) elect, at any time, to withdraw all (but not less than all) of the aggregate amount of any such expenses allocable to such Members from the Indemnity Escrow Fund in accordance with the Escrow Agreement:

                  (i) all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated in this Agreement and the Company and the Buyer agree to jointly file all required change of ownership and similar statements;

                  (ii) the fees and expenses of Hunton & Williams LLP in connection with the issuance of the opinion described in Section 8.11 hereof; and

                  (iii) all HSR Act filing fees.

                  6.5 Publicity. Prior to the Closing Date, except as may be required by Law, including the rules and regulations promulgated by the SEC or the NYSE, the parties hereto agree that no publicity release or announcement by the Company or the Buyer concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Sellers' Representative and the Buyer. If any such public announcement is required by Law to be made by any party hereto, prior to making such


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
announcement, such party will deliver a draft of such announcement to the Sellers' Representative or the Buyer, as applicable, and shall give the Sellers' Representative or the Buyer, as applicable, reasonable opportunity to comment thereon.

                  6.6 Further Actions. Subject to the terms and conditions of this Agreement, and except where another standard of effort is expressly provided for in this Agreement, between the date of this Agreement and the Closing Date, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using its commercially reasonable efforts to (i) defend any action, suit or proceeding, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including Governmental Authorities or officials), challenging this Agreement or the Merger or the other transactions contemplated by this Agreement and (ii) furnish to each other party such information and assistance and consult with respect to the terms of any undertaking as may be reasonably requested in connection with the foregoing.

                  6.7 Required Consents and Notices from Governmental
Authorities.

                  (a) Each of the Buyer and the Company agrees to make, or cause to be made, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 10 Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

                  (b) In connection with the efforts referenced in Section 6.7(a), each of the Buyer and the Company shall (i) use its commercially reasonable efforts to cooperate in all respects with the other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person.

                  (c) Each of the Buyer and the Company shall use its commercially reasonable efforts to prevent the entry of any claim, action, suit, audit, assessment arbitration or inquiry, or any proceeding or investigation, before any Governmental Authority by the DOJ or the FTC (whether United States, foreign or multinational) (collectively, the "ANTITRUST AUTHORITIES") or any other Person of any Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.

                  (d) The Buyer shall cooperate in good faith with the Antitrust Authorities, consent to the sharing of Confidential Information (as defined in the Confidentiality Agreement) among Antitrust Authorities as directed by the Company, and undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement, including proffering and consenting to an Order providing for the sale or other disposition, or the holding separate, of particular assets, categories of assets or lines of business, of either assets or lines of business of the Company, or any other assets or lines of business of the Buyer. The entry by any Governmental Authority of an Order permitting the consummation of the transactions contemplated hereby but requiring any of the assets or lines of business of the Buyer to be held separate thereafter (including portions of the Business and assets of the Company) shall not be deemed a failure to satisfy the conditions specified herein.

                  (e) At all times prior to the Closing, the parties hereto shall cooperate and coordinate with each other, as appropriate, with respect to filings and notifications to Governmental Authorities in connection with obtaining or making the Required Consents and Notices. Without limiting the generality of the foregoing, the Company, on the one hand, and the Buyer, on the other hand, shall make or cause to be made available all information reasonably requested by the other party to permit all necessary filings and notices to be made with or to Governmental Authorities as promptly as practicable after the date hereof. Each party shall promptly furnish or cause to be furnished all information and documents reasonably required by the relevant Governmental Authorities as may be appropriate in order to obtain or make the Required Consents and Notices.

                  6.8 Client Consents.

                  (a) As soon as reasonably practicable after the date hereof, the Company shall cause DCM to send (i) in the case of each Client that is a CDO that is party to an Advisory Contract as of the date hereof, to each Person identified in Section 6.8(a) of the Company Disclosure Letter (collectively, the "CDO CONSENT PARTIES") or to the trustee with respect to such CDO for distribution by such trustee to such CDO Consent Parties, a letter (each, an "INITIAL CDO CONSENT REQUEST LETTER"), (ii) to each Client that is a Hedge Fund that is a party to an Advisory Contract as of the date hereof, a written or oral communication (each, an "INITIAL HEDGE FUND CONSENT REQUEST") requesting that the board of directors or comparable governing body of such Hedge Fund, adopt written resolutions (the "HEDGE FUND RESOLUTIONS") and (iii) to each Client that is a party to an Advisory Contract as of the date hereof (other than a CDO or a Hedge Fund), a letter (each, an "INITIAL CLIENT CONSENT REQUEST LETTER"). Each such Initial Client Consent Request Letter, Initial CDO Consent Request Letter and Initial Hedge Fund Consent Request (x) shall notify such Client and such CDO

Consent Parties of the "change of control" of DCM contemplated by this Agreement and the "assignment" (or deemed assignment) of such Advisory Contract resulting from such "change of control", and (y) shall request the written consent of such Client and such CDO Consent Parties to such assignment (or deemed assignment) of such Advisory Contract and each such Hedge Fund Resolution shall provide for the consent of such Hedge Fund to the "assignment" (or deemed assignment) of such Advisory Contract resulting from the "change of control" of DCM contemplated by this Agreement.

                  (b) On or prior to the 30th day after the Initial Client Consent Request Letter, the Initial CDO Consent Party Request Letter or the Initial Hedge Fund Consent Request, as applicable, has been sent by DCM, the Company shall cause DCM to send (i) to each Client who was sent, but who has not by such date returned, an Initial Client Consent Request Letter countersigned or otherwise duly executed indicating such Client's consent (or otherwise indicated its consent in writing) to the assignment (or deemed assignment) of the applicable Advisory Contract resulting from the "change of control" of DCM contemplated by this Agreement, a second letter (each, a "FOLLOW-UP CLIENT CONSENT REQUEST LETTER"), (ii) to each CDO Consent Party or each trustee with respect to each such CDO, as the case may be, who was sent, but who has not by such date returned, an Initial CDO Consent Request Letter countersigned indicating such CDO Consent Party's consent (or otherwise indicated its consent in writing) to the assignment (or deemed assignment) of the applicable Advisory Contract resulting from the "change of control" of DCM contemplated by this Agreement, a second letter (each, a "FOLLOW-UP CDO CONSENT REQUEST LETTER") and
(iii) to each Client to whom an Initial Hedge Fund Consent Request was sent but who has not by such date returned documents or other materials evidencing that the Hedge Fund Resolutions have been duly adopted by a majority of the members of the board of directors or comparable governing body of such Hedge Fund, a second communication (each, a "FOLLOW-UP HEDGE FUND CONSENT REQUEST"). Each Follow-Up Client Consent Letter, Follow-Up CDO Consent Request Letter and Follow-Up Hedge Fund Consent Request shall request the applicable consents described in Section 6.8(a).

                  (c) With respect to any Advisory Contract (other than Advisory Contracts with New Clients), the Client Consent shall be deemed given for purposes of Section 7.9 in the event that such Client or such CDO Consent Party, as applicable, has returned to DCM an executed Initial Client Consent Request Letter or a Follow-Up Client Consent Request Letter, or an executed Initial CDO Consent Request Letter or a Follow-Up CDO Consent Request Letter (or otherwise indicated its consent in writing), or documents or other materials evidencing the due adoption of the Hedge Fund Resolutions by a majority of the members of the board of directors or comparable governing body of such Hedge Fund, or by other reasonable means which shall be comparably effective in form and substance to confirm the consent of such Client or such CDO Consent Party, as the case may be, to the assignment (or deemed assignment) of such Advisory Contract resulting from the "change of control" of DCM contemplated by this Agreement. Notwithstanding the foregoing, with respect to any Advisory Contract (other than Advisory Contracts with Hedge Funds or New Clients) that does not, by its terms or under applicable Law, require the written consent of the Client party thereto or specified CDO Consent Parties (as specified in Section 6.8(a) of the Company Disclosure Letter), as applicable, to an assignment (or deemed assignment) of such Advisory Contract, the Client Consent shall be deemed given for purposes of
Section 7.9 (notwithstanding the fact that such Client or such CDO Consent Parties, as applicable, shall have failed to return an Initial Client Consent

Request Letter or a Follow-Up Client Consent Request Letter, or an Initial CDO Consent Request Letter or a Follow-Up CDO Consent Request Letter, as applicable, countersigned indicating the consent of such Client or such CDO Consent Party (or otherwise failed to indicate its consent in writing), as applicable, to the assignment (or deemed assignment) of such Advisory Contract resulting from the "change of control" of DCM contemplated by this Agreement) 15 days after the date on which such Follow-Up Client Consent Request Letter or Follow-Up CDO Consent Letter, as applicable, was sent to such Client, such CDO Consent Party or such trustee, as applicable, if such Client or such CDO Consent Party, as applicable, has not objected in a writing received by DCM to the assignment or deemed assignment of such Advisory Contract resulting from the "change of control" of DCM contemplated by this Agreement and has continued to accept Investment Management Services from DCM for such 15 day period.

                  (d) With respect to any Advisory Contract entered into after the date hereof and prior to the Closing, the Company shall cause DCM to notify
(i) the Client (each, a "NEW CLIENT") party to such Advisory Contract (other than a CDO) and (ii) in the case of each New Client that is a CDO, each Person whose consent is required to an assignment of such Advisory Contract related to such CDO (each a "NEW CDO CONSENT PARTY") or the trustee with respect to such CDO for distribution by such trustee to such New CDO Consent Parties, of the "change of control" of DCM contemplated by this Agreement and the "assignment" (or deemed assignment) of such Advisory Contract resulting from such "change of control" and shall request the written consent of such New Client and, in the case of any New Client that is a CDO, each of the New CDO Consent Parties required under such Advisory Contract to consent to an assignment of such Advisory Contract to such assignment (or deemed assignment) of such Advisory Contract at the time such Advisory Contract is entered into, either by means of a notification and written consent substantially similar to the Initial Client Consent Request Letter, the Initial CDO Consent Request Letter or written evidence of the due adoption by a majority of the members of the board of directors or comparable governing body of such Hedge Fund or by other reasonable means which shall be comparably effective in form and substance to confirm the consent of such New Client or New CDO Consent Party, as the case may be.

                  (e) The Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to obtain the consents from the Clients, the New Clients, the CDO Consent Parties and the New CDO Consent Parties in the manner contemplated by this Section 6.8; provided, that neither the Company nor any of its Subsidiaries shall be required or obligated to pay any consideration to, or agree to any modification of any aspect of its relationship with, any Person from or to whom any such consents are requested. Except in accordance with the provisions of Section 6.3(c), prior to the Closing, the Buyer agrees that it will not (and it will not cause or permit any of its Affiliates to) contact, in writing or otherwise, any Client or New Client of the Company or any of its Subsidiaries (or any Person who acts as an adviser or "gatekeeper" for any such Client or New Client) or any CDO Consent Party or New CDO Consent Party in connection with the transactions contemplated by this Agreement without the prior approval of the Company.

                  6.9 Proxy Statement; Stockholders Meeting; NYSE Listing.

                  (a) As promptly as practicable after the execution of this Agreement (but in no event more than 30 days after the date of this Agreement), the Buyer, in cooperation with the Company, shall prepare and file with the SEC the preliminary Proxy Statement. The Buyer shall respond to any comments of the SEC or its staff and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the resolution of any such comments. The Buyer shall also use its commercially reasonable efforts to obtain all necessary state securities or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Membership Interests as may be reasonably requested in connection with any such action. The Buyer shall notify the Company promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Company with copies of all correspondence between the Buyer or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. The Buyer shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.9(a) to comply in all material respects with all applicable Laws. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Buyer, such amendment or supplement.

                  (b) The Buyer, acting through its Board of Directors, shall duly call, give notice of, convene and hold as promptly as practicable the Stockholders Meeting for the purpose of considering and voting upon the Stock Issuance. The Buyer covenants that, the Proxy Statement shall include the recommendation (the "BOARD RECOMMENDATION") of the Board of Directors of the Buyer and of the Special Committee that the stockholders of the Buyer approve the Stock Issuance. The Buyer shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Stock Issuance and shall take all other action reasonably necessary or advisable to secure the Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Buyer may adjourn or postpone the Stockholders' Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Buyer's stockholders or, if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Buyer Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting.

                  (c) The Buyer shall use its commercially reasonable efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be authorized for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

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
                  (d) Neither the Board of Directors of the Buyer nor the Special Committee shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the Board Recommendation or the approval or declaration of advisability by such Board of Directors of this Agreement and the transactions contemplated by this Agreement (including the Merger).

                  6.10 Preservation of Records; Post-Closing Access to Information and Cooperation.

                  (a) The Buyer, at its own expense, shall preserve and keep records held by it or any of its Affiliates (including the Company or any of its Subsidiaries) relating to the Company or any of its Subsidiaries for a period of seven (7) years from the Closing Date, during which time the Buyer shall make such records available to the Sellers' Representative as the Sellers' Representative requires. The Buyer may destroy such records after that time, but only after the Buyer gives ninety (90) days prior written notice to the Sellers' Representative and details the contents of the records to be destroyed; the Sellers' Representative shall have the option to take possession of the records at its own expense within ninety (90) days of the date of such notice by the Buyer in accordance with Section 6.10(b).

                  (b) The Buyer (including, for the purpose of this Section 6.10(b), the Company and its Subsidiaries after the Closing) shall provide the Sellers' Representative and its professional advisors with reasonable access to the Buyer's books and records if reasonably required in connection with any litigation, investigation, Tax audit, discovery or similar proceeding, or in the preparation of Tax Returns, and shall prepare, at the expense of the Members who are or could reasonably be expected to be affected by such litigation, investigation, Tax audit, discovery or similar proceeding or for whom such Tax Returns are to be prepared and, in any such case, who held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to the respective amounts paid to such Members pursuant to Section 3.2(a) in relation to the aggregate amounts paid to all such Members pursuant to Section 3.2(a)), such schedules and other materials as may be reasonably requested by the Sellers' Representative in connection with any of the foregoing and deliver, at the expense of the Members who are or could reasonably be expected to be affected by such litigation, investigation, Tax audit, discovery or similar proceeding or for whom such Tax Returns are to be prepared and, in any such case, who held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to the respective amounts paid to such Members pursuant to Section 3.2(a) in relation to the aggregate amounts paid to all such Members pursuant to Section 3.2(a)), such schedules and materials to the Sellers' Representative and its professional advisors at such times as may be reasonably requested by the Sellers' Representative; provided, however, that, in either case, the Buyer may (but shall not be obligated to) elect, at any time, to withdraw all (but not less than all) of the aggregate amount of any such expenses allocable to all Members who held issued and outstanding Membership Interests as immediately prior to the Effective Time from the Indemnity Escrow Fund in accordance with the Escrow Agreement. If the Sellers' Representative shall request the assistance (including testimony) of employees of the Buyer in connection with any litigation, investigation, tax audit, discovery, similar proceeding or claim, the Buyer shall use commercially reasonable efforts to make such employees available for a reasonable period of time.

                  (c) The Sellers' Representative shall exercise its rights under this Section 6.10 to the extent reasonably requested to do so by Members who hold issued and outstanding Membership Interests as of immediately prior to the Effective Time constituting at least 20% of the Fully Diluted Percentage Interests.

                  6.11 Termination of Related Party Transactions.

                  (a) Except as set forth in Section 6.11 of the Company Disclosure Letter, all Contracts between the Company or any of its Subsidiaries, on the one hand, and any Triarc Related Party, on the other hand, shall be terminated as of the Closing, and all liabilities thereunder shall thereupon be discharged and released. This covenant is intended to be for the benefit of, and shall be enforceable by, the Triarc Related Parties as if such Persons were parties hereto.

                  (b) On the Closing Date, the Buyer shall change its name to eliminate the reference therein to "Triarc" in accordance with the terms of the Trademark License Agreement, dated as of November 24, 2004, by and among Triarc Companies, Inc., the Company and the Buyer.

                  6.12 Employee Matters.

                  (a) On and after the Closing, the Buyer shall, and shall cause the Company and its Subsidiaries to honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company or any of its Subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries; provided, however, that nothing herein shall preclude the Buyer from having the right to terminate the employment of any employee, with or without cause.

                  (b) On and after the Closing until the first anniversary thereof, the Buyer shall either continue the Benefit Plans (including any severance plan or arrangement but excluding any equity-based plan or arrangement) and compensation practices of the Company and its Subsidiaries or shall provide, or cause the Company or its Subsidiaries to provide, benefits and compensation practices to employees of the Company and its Subsidiaries that are substantially similar in the aggregate to the benefits provided under the Benefit Plans and compensation practices applicable to such employees of the Company or any of its Subsidiaries, as applicable immediately prior to the Closing.

                  (c) The Buyer shall assume the obligation to pay to the employees of the Company and its Subsidiaries any bonuses, to the extent such bonuses are accrued, that would have been payable to the employees of the Company and its Subsidiaries with respect to the calendar year in which the Closing Date occurs, in accordance with the provisions of the policy, plan, arrangement, program, practice or agreement under which any such bonuses would have been paid in accordance with past practices.

                  (d) From and after the Closing Date, the Buyer shall be responsible for complying with the continuation coverage requirements of Section 4980B of the Code with respect to all "qualifying events" (as such term is defined in Section 4980B of the Code) occurring prior to, or on or after, the Closing Date with respect to any current or former "covered employee" (as such term is defined in Section 4980B of the Code) of the Company and its Subsidiaries or any related "qualified beneficiary" (as such term is defined in Section 4980B of the Code), including, for the avoidance of doubt, those former covered employees (and their qualified beneficiaries) who terminate their employment with the Company and its Subsidiaries prior to the Closing Date.

                  (e) From and after the Closing Date, and to the extent not otherwise addressed in the foregoing Section 6.12(d), the Buyer shall be responsible with respect to current and former employees of the Company and its Subsidiaries and their beneficiaries (including, for the avoidance of doubt, those former employees (and their beneficiaries) who terminate their employment with the Company and its Subsidiaries prior to the Closing Date) for compliance with the Worker Adjustment and Retraining Notification Act of 1988, and any other applicable Law, including any requirement to provide for and discharge any and all notifications, benefits and liabilities to employees of the Company and its Subsidiaries and Governmental Authorities that might be imposed as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

                  6.13 Officers and Directors.

                  (a) The Company shall use its reasonable efforts to deliver to the Buyer the resignations of all members of the Board of Directors of the Company requested by the Buyer at least three Business Days prior to the Closing from their positions as directors of the Company immediately prior to the Closing.

                  (b) The Buyer agrees that, for a period of six (6) years from the Closing Date, neither the Existing Operating Agreement nor any other comparable organizational instruments of the Company's Subsidiaries shall be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who on the date immediately prior to the Closing Date are or were directors, officers, agents or employees of the Company, any of their respective Subsidiaries or otherwise entitled to indemnification, advancement of expenses or exculpation pursuant to the Existing Operating Agreement or any other comparable organizational instrument of the Company's Subsidiaries (each a "DIRECTOR AND/OR OFFICER INDEMNIFIED PARTY").

                  (c) Without limiting any additional rights that any Person may have under the Existing Operating Agreement or any other comparable organizational instrument of the Company's Subsidiaries or any other Contract, but without duplication thereof, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the Buyer shall, or shall cause the Surviving LLC to, indemnify, defend and hold harmless the Director and/or Officer Indemnified Parties from and against any and all losses, liabilities or damages and reasonable attorneys' fees, court costs and other out-of-pocket expenses incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Director and/or Officer Indemnified Party is or was an officer, director, employee, fiduciary or agent, at or prior to the Effective Time, of the Company, or any of its Subsidiaries or (ii) the Director and/or Officer Indemnified Party's service, at or prior to the Effective Time, at the request of, or to represent the interests of, the Company as a director, officer, partner, member, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association or (iii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such claim, action, suit, proceeding or investigation, in addition to any rights provided in the Surviving LLC's organizational instruments, (x) subject to applicable Law, each Director and/or Officer Indemnified Party will be entitled to advancement of reasonable expenses (including attorneys' fees and disbursements) incurred in the defense of any claim, action, suit, proceeding or investigation from the Buyer or the Surviving LLC within 10 Business Days of receipt by the Buyer or the Surviving LLC from the Director and/or Officer Indemnified Party of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by applicable Law, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and (y) neither the Buyer nor the Surviving LLC shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Director and/or Officer Indemnified Party hereunder) unless such settlement, compromise or consent includes an unconditional release of such Director and/or Officer Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Director and/or Officer Indemnified Party otherwise consents.

                  (d) The Buyer agrees that, for a period of six (6) years from the Closing Date, (i) the Buyer shall, or shall cause the Surviving LLC to, obtain extended reporting or tail coverage on, obtain a substitute directors' and officers' liability insurance policy for, or continue to maintain, the directors' and officers' liability insurance policy maintained by the Company as of the date hereof for the benefit of those persons who are covered by such policy immediately prior to the Closing and (ii) the Buyer shall continue to maintain the directors' and officers' liability insurance policy maintained by the Buyer as of the date hereof for the benefit of those persons who are covered by such policy immediately prior to the Closing, in each case, on terms and conditions that are, in the aggregate, no less favorable to the insured with respect to claims arising from acts or omissions arising prior to and including the Closing than are currently in effect; provided, that such extended reporting


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
or tail coverage or substitute or existing policy can be obtained and maintained on commercially reasonable terms and at a cost to the Company or the Buyer, as applicable, not greater than 200 percent of the aggregate annual premium for the directors' and officers' liability insurance policy maintained by the Company or the Buyer, as applicable, on the date hereof; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Buyer shall be obligated to obtain policies with the greatest coverage available for a cost not exceeding such amount.

                  (e) The Buyer agrees that, if the Surviving LLC merges into, consolidates with, is converted into or transfers all or substantially all of its assets to another Person, then and in each such case, the Buyer shall make proper provision so that the surviving or resulting Person or the transferee in such transaction (i) provides rights to indemnification and advancement of expenses to the Director and/or Officer Indemnified Parties on terms not materially less favorable to the Director and/or Officer Indemnified Parties than those contained in the Existing Operating Agreement and (ii) assumes the obligations of the Buyer and the Surviving LLC under this Section 6.13.

                  (f) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Director and/or Officer Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.13 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

                  6.14 Release. Effective as of the Closing Date, Buyer and the Surviving LLC, on behalf of itself and its Subsidiaries and Affiliates and each of their respective successors and assigns (each, a "RELEASOR"), hereby releases, acquits and forever discharges, to the fullest extent permitted by Law, each of the Members, managers and each of their respective past or present officers, directors, employees, stockholders, partners, members, managers and each of their successors and assigns (each, a "RELEASEE") of, from and against any and all actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, which such Releasor or its successors or assigns ever had, now has or may have with respect to any acts or omissions prior to the Closing Date of any such Releasee with respect to the Company or any of its Subsidiaries, other than for fraud, bad faith or willful misconduct and the matter referred to in Item 2 of Section 6.1(b)(ix) of the Company Disclosure Letter (which will be assigned to the Members prior to the Closing) which shall not be released pursuant to this
Section 6.14. Each Releasor agrees not to assert any claim covered by this
Section 6.14 against any Releasee. Notwithstanding the foregoing, each Releasor retains, and does not release, its rights and interests under the terms and conditions of this Agreement and the Confidentiality Agreement.

                  6.15 Tax Matters. Notwithstanding anything to the contrary contained herein, the parties hereto agree and acknowledge that (a) Triarc Companies, Inc. and/or Gregory H. Sachs has been, and shall continue to be for all taxable years of the Company that end on or before the Closing Date, the Tax Matters Partner (as such term is defined in the Existing Operating Agreement) of the Company and shall continue to have, with respect to such periods, all the rights, obligations and authority granted to it or him, as applicable, as Tax


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Matters Partner pursuant to Section 5.5 of the Existing Operating Agreement, (b)
the Sellers' Representative shall prepare and file or cause to be prepared and filed all Tax Returns (including IRS Form 1065 and related schedules) and amended Tax Returns of the Company or any of its Subsidiaries for any taxable year that ends on or before the Closing Date and shall make a Section 754 election with respect to the Company effective for the taxable year that ends on the Closing Date, (c) each income Tax Return (if any) that includes but does not end on the Closing Date shall be prepared and filed by the Buyer and presented to the Sellers' Representative for its review at least 30 days before the date on which such Tax Return is required to be filed (taking into account any applicable extensions), and no such Tax Return or amended Tax Return shall be filed without the prior written consent of the Sellers' Representative (which shall not be unreasonably withheld), (d) for U.S. federal income tax purposes, the parties shall treat the Merger as a fully taxable sale of Membership Interests by the holders thereof and a purchase of Membership Interests by the owners of Buyer Sub, file all Tax Returns in a manner consistent with such treatment and take no position contrary thereto unless required to do so by a change in applicable Tax Laws or a good faith resolution of a Tax contest, and
(e) any and all Tax allocation or Tax sharing agreements between the Company or any of its Subsidiaries, on the one hand, and any other Person, on the other hand, shall be terminated as of the Closing Date and, from and after the Closing Date, neither the Company nor any of its Subsidiaries shall be obligated to make any payment pursuant to any such agreement for any past or future period.

                  6.16 Financing.

                  (a) Each of the Buyer and Buyer Sub shall use its commercially reasonable efforts to obtain an executed commitment letter from one or more financial institutions in form and substance reasonably satisfactory to the Buyer and the Sellers' Representative (the "DEBT COMMITMENT LETTER") to provide the Buyer and Buyer Sub with debt financing in an amount sufficient to satisfy all of the Buyer's and Buyer Sub's obligations under this Agreement and the transactions contemplated hereby (x) to pay the full amount of the payments due at the Closing, (y) to refinance any Debt of the Company to be refinanced and pay all fees, penalties and premiums related thereto, and (z) to pay all expenses in connection with the Merger and the transactions contemplated hereby and thereby (the "FINANCING"). Each of the Buyer and Buyer Sub shall use its commercially reasonable efforts to arrange the Financing as promptly as practicable on the terms and conditions described in the Debt Commitment Letter, including using commercially reasonable efforts to (i) negotiate definitive agreements with respect thereto on the terms and conditions contained in the Debt Commitment Letter, (ii) satisfy on a timely basis all conditions applicable to the Buyer, Buyer Sub or any of their Affiliates in such definitive agreements that are within their or such Affiliates' control and (iii) consummate the Financing contemplated by the Debt Commitment Letter at Closing. In the event any portion of the Financing becomes unavailable on terms and conditions consistent with the Debt Commitment Letter, the Buyer and Buyer Sub shall each use its commercially reasonable efforts to obtain alternative financing, including from alternative sources, as promptly as practicable following the occurrence of such event (the "ALTERNATIVE DEBT FINANCING"). The Buyer or Buyer Sub shall give the Company prompt notice upon becoming aware of any breach by


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any party of the Debt Commitment Letter or any termination of the Debt
Commitment Letter. The Buyer or Buyer Sub shall keep the Company informed on a current basis in reasonable detail of the status of its efforts to arrange the Financing and shall not permit any amendment or modification to be made to, or any waiver of any provision of or remedy under, the Debt Commitment Letter in any respect adverse and material, when taken as a whole, to the Company without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed (it being understood that the Buyer may agree to amend the Debt Commitment Letter to provide for the assignment of a portion of the debt commitment to additional agents or arrangers and granting such persons approval rights with respect to certain matters as are customarily granted to additional agents or arrangers).

                  (b) The Company shall provide reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by the Buyer or Buyer Sub (provided, that such requested cooperation does not unreasonably interfere with the ongoing business of the Company, cause any representation or warranty in this Agreement to be breached, cause any closing condition set forth in Article VIII to fail to be satisfied or otherwise cause the breach of this Agreement), including (i) participation in meetings, drafting sessions and due diligence sessions, (ii) using commercially reasonable efforts to furnish the Buyer or Buyer Sub and its financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by the Buyer or Buyer Sub, (iii) using commercially reasonable efforts to assist the Buyer, Buyer Sub and its financing sources in the preparation of (A) an offering document for any of the Financing and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of the Buyer, Buyer Sub and its financing sources for any of the Financing, (v) using commercially reasonable efforts to provide and execute such documents as may be reasonably requested by the Buyer or Buyer Sub, including a certificate of the chief financial officer of the Company or any of its Subsidiaries with respect to solvency matters and consents of accountants for use of their reports in an offering document relating to the Financing, (vi) using commercially reasonable efforts to facilitate the pledging of collateral (vii) using commercially reasonable efforts to participate in "road shows" with Buyer, Buyer Sub and its financing sources as may be reasonably requested by the Buyer or Buyer Sub, and
(viii) using commercially reasonable efforts to obtain accountants' comfort letters and provide management representation letters relating to such comfort letters, as reasonably requested by the Buyer or Buyer Sub. In no event shall the Company be required to pay any commitment or similar fee, pledge any collateral, or incur any liability in connection with the Financing prior to the Closing. The Buyer or Buyer Sub shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or its Affiliates in connection with all such cooperation, including the fees and expenses of outside legal counsel and auditors. Other than in the instance of fraud or intentional misrepresentation by the Company or any of its Affiliates, the Buyer and Buyer Sub shall jointly and severally indemnify and hold harmless the Company and its Affiliates and each of their representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith.

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
                  6.17 Escrow Agreement; Registration Rights Agreement; REIT Qualification Opinion.

                  (a) On the Closing Date, the Buyer, the Sellers' Representative and the Escrow Agent shall enter into the Escrow Agreement and the Buyer shall deliver to the Escrow Agent the Share Indemnity Escrow Amount.

                  (b) The parties hereto shall perform or comply with their respective covenants and agreements under the Registration Rights Agreement that are required to be performed or complied with on or prior to the Closing Date.

                  (c) The Buyer shall cause an officer of the Buyer (on behalf of the Buyer) to make such representations and warranties as may be reasonably requested by Hunton & Williams LLP as a condition to the issuance of the opinion referred to in Section 8.11.

                  6.18 Modification of Existing Restrictions on Transfer and Ownership of Shares. The Buyer, acting through its Board of Directors, shall take all actions necessary or desirable to exempt, pursuant to the Buyer's Charter, the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time, their respective Affiliates and the successive transferees of any of the foregoing from the "Stock Ownership Limit" contained in the Buyer's Charter to the extent necessary to allow such Members, their respective Affiliates and the successive transferees of any of the foregoing to own the Buyer Common Stock and/or options with respect thereto (i) issued to such Members pursuant to the Stock Issuance, (ii) distributed to such Members pursuant to Section 6.21, (iii) owned (or deemed owned pursuant to the Buyer's Charter) by such Members immediately prior to the Effective Time, (iv) issued by the Buyer to any of such Members, their respective Affiliates and the successive transferees of any of the foregoing pursuant to options outstanding immediately prior to the Effective Time or (v) otherwise issued by the Buyer or any of its Affiliates to any director, officer or employee of the Buyer or any of its Affiliates; provided, however, that the Board of Directors of the Buyer
(x) shall grant such waivers only to the extent it receives such representations, covenants, and undertakings from such Members and their respective Affiliates and the permitted successive transferees of any of the foregoing as the Board of Directors of the Buyer reasonably deems appropriate and the Board of Directors of the Buyer is advised by Hunton & Williams LLP or other nationally recognized REIT tax counsel that granting such waivers will not jeopardize the Buyer's qualification as a REIT for federal income tax purposes and (y) shall not be required to reduce the percentage ownership limit applicable under the "Stock Ownership Limit" in the Buyer's Charter in connection with granting the waivers contemplated by this Section 6.18.

                  6.19 No Shop. The Company shall not, and shall not permit any of the Affiliates, directors, officers, employees, representatives or agents of the Company or any of its Subsidiaries (collectively, the "REPRESENTATIVES") to, directly or indirectly, (i) discuss, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged or acquired corporation, any transaction involving a merger, consolidation,


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business combination or disposition of any material amount of assets or any capital stock or other equity interests of the Company or any of its Subsidiaries other than the transactions contemplated by this Agreement (an "ACQUISITION Transaction"), (ii) solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction,
(iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company or any of its Subsidiaries in connection with an Acquisition Transaction or (iv) discuss, negotiate, undertake, initiate, authorize, recommend, propose or enter into any other transaction that could reasonably interfere with the consummation of the transactions contemplated hereby. The Company shall (and shall cause its Representatives to) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Buyer) conducted heretofore with respect to any Acquisition Transaction. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company or any of its Subsidiaries is a party.

                  6.20 Non-Competition; Non-Solicitation.

                  (a) For a period commencing on the Closing Date and ending on,
(x) in the case of clauses (i), (ii) and (iii) below, the second anniversary of the Closing Date and (y) in the case of clause (iv) below, the third anniversary of the Closing Date, (the "RESTRICTED PERIOD"), the Sellers' Representative shall not, and shall cause its Subsidiaries (collectively, "RESTRICTED PERSONS") not to, directly or indirectly:

                  (i) own, manage, operate, control or participate in the ownership, management, operation or control of, or render services to, any business, whether in corporate, proprietorship or partnership form or otherwise, that competes with the business of, or provides services similar to the services provided by, the Company or any of its Subsidiaries (a "RESTRICTED BUSINESS"); provided, however, that the restrictions contained in this Section 6.20(a)(i) shall not restrict the acquisition by the Sellers' Representative or any of its Subsidiaries, directly or indirectly, of less than 5% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business;

                  (ii) take any action with the intention of diverting from the Company or any controlled Affiliate of the Company any funds or investment accounts with respect to which the Company or any controlled Affiliate of the Company is providing Investment Management Services;

                  (iii) solicit or attempt to solicit any Person to cease doing business with the Company who, to the knowledge (whether actual knowledge or knowledge that such Restricted Person should have possessed under the circumstances) of such Restricted Person, is or has been a customer, supplier, licensor, licensee or other business relation of the Company at any time (A) up to the date hereof or (B) during the applicable Restricted Period; or


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
                  (iv) induce, hire, employ, attempt to hire or employ or solicit any person employed by or providing consulting services to the Company or any of its controlled Affiliates or any person who was employed by or providing consulting services to the Company or any of its controlled Affiliates during the 18 months preceding such hiring or employment or attempted hiring or employment (excluding for all purposes of this Section 6.20(a)(iv), secretaries, drivers and persons holding similar positions).

                  (b) The covenants and undertakings contained in this Section
6.20 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.20 will cause irreparable injury to the Buyer, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 6.20 will be inadequate. Therefore, the Buyer will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.20 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section
6.20 are cumulative and in addition to any other rights and remedies which the Buyer may have hereunder or at law or in equity.

                  (c) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.20 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

                  (d) For the avoidance of doubt, "Restricted Persons" shall not be deemed to include any Person other than the Sellers' Representative and its Subsidiaries and shall not be deemed to include (by way of illustration and not limitation) Trian Fund Management, L.P. or any funds and accounts managed by it, or any other Affiliate of the Sellers' Representative that is not a Subsidiary of the Sellers' Representative.

                  6.21 Distribution and Vesting of Buyer Common Stock. The Company shall distribute, immediately prior to the Effective Time, to each Member that holds issued and outstanding Membership Interests at such time, in accordance with such Member's Fully Diluted Percentage Interests, all of the shares of Buyer Common Stock that are held by the Company and its Subsidiaries at such time (other than any such shares that have been granted as restricted stock awards to employees of DCM); provided, that no fractional shares of Buyer Common Stock shall be distributed to any such Member and each such Member's allocable portion of such distribution shall be rounded down to the nearest whole number of shares of Buyer Common Stock. The Company and the Buyer shall take such actions as are necessary to accelerate the vesting and transferability of such shares of Buyer Common Stock so that such shares shall be fully vested and transferable under the Deerfield Triarc Capital Corp. Stock Incentive Plan


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and related stock award agreements as of the time immediately prior to their distribution as provided in the preceding sentence.

                  6.22 DFP Transaction.

                  (a) In the event that, at any time after the date hereof and prior to the Closing, the Company or any of its Subsidiaries engages in a capital markets or other transaction with respect to DFP (including a sale or other disposition of all or a portion of the assets of DFP) then the Company shall distribute to the Members (pro rata in proportion to their respective Fully Diluted Percentage Interests), (i) first, the amount of any actual out-of-pocket fees and expenses incurred by the Company or any of its Subsidiaries after the date hereof in connection with DFP, and (ii) second, one-half of the first $10,000,000 of gross proceeds received by the Company or any of its Subsidiaries from such transaction. In the event that, at any time from and after the Closing, the Surviving LLC or any of its Subsidiaries engages in a capital markets or other transaction with respect to DFP (including a sale or other disposition of all or a portion of the assets of DFP) then the Surviving LLC shall (i) pay to the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to their respective Fully Diluted Percentage Interests), on the one hand, and the Buyer on the other hand, the amount of any out-of-pocket fees and expenses incurred by the Company or any of its Subsidiaries after the date hereof and prior to the Closing and by the Surviving LLC or any of its Subsidiaries from and after the Closing, in each case, in connection with DFP, pro rata in proportion to the respective amounts so incurred, and (ii) the Surviving LLC shall pay to the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to their respective Fully Diluted Percentage Interests) one-half of the first $10,000,000 of gross proceeds received by the Surviving LLC or any of its Subsidiaries from such transaction.

                  (b) The Company acknowledges and agrees that, notwithstanding the foregoing, the Surviving LLC shall have authority, in its sole and absolute discretion, to determine whether, and under what conditions, it or DFP shall engage in a capital markets or other transaction with respect to DFP (including a sale or other disposition of all or a portion of the assets of DFP) and the Sellers' Representative shall not be granted hereunder any right whatsoever to determine or influence in any way, or consent to or approve of, whether or under what conditions the Surviving LLC or DFP shall engage in a capital markets or other transaction with respect to DFP (including a sale or other disposition of all or a portion of the assets of DFP).

                  6.23 Permissible Activities. Notwithstanding the provisions of this Article VI, nothing in this Agreement shall be construed or interpreted to prevent the Company or any of its Subsidiaries, at any time prior to the close of business on the date immediately prior to the Closing Date, from (a) paying or making distributions of cash, subject to the limitation set forth in Section 6.1(b)(xvi); (b) making, accepting or settling intercompany loans or advances or prepaying any amounts owing under the Revolving Note, dated February 2, 2006, by and between DCM and Fifth Third Bank (as amended, supplemented or otherwise modified from time to time); or (c) engaging in any other transaction incident


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to the normal cash management procedures of the Company and its Subsidiaries, including short-term investments in time-deposits, certificates of deposit and banker's acceptances made in the ordinary course of business.

                                   ARTICLE VII

                    CONDITIONS PRECEDENT TO THE OBLIGATION OF
                        THE BUYER AND BUYER SUB TO CLOSE

                  The obligation of the Buyer and Buyer Sub to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the
Buyer:

                  7.1 HSR Act Filings. Any Person required in connection with the transactions contemplated hereby to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

                  7.2 Stockholder Approval. The Stockholder Approval shall have been obtained.

                  7.3 Proxy Statement. No order suspending the use of the Proxy Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC or its staff.

                  7.4 No Orders. No Order enjoining or prohibiting the Company, the Buyer or Buyer Sub from consummating the transactions contemplated by this Agreement shall have been entered, and no action, suit, proceeding or investigation shall have been initiated or threatened by any Governmental Authority at any time prior to the Closing seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  7.5 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement (as such representations and warranties would read if all limitations or qualifications therein as to materiality or Company Material Adverse Effect (or similar concept) were deleted therefrom) shall be true and correct on and as of the Closing Date as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for any failures to be true and correct which would not have, individually or in the aggregate, a Company Material Adverse Effect.

                  7.6 Performance of Covenants and Agreements. The Company shall have performed and complied in all material respects with all covenants and


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agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing.

                  7.7 Certificate. The Company shall have furnished the Buyer with a certificate (in form and substance reasonably satisfactory to the Buyer) signed by an authorized officer of the Company to the effect that the conditions set forth in Sections 7.5 and 7.6 have been satisfied.

                  7.8 No Company Material Adverse Effect. Since the date of this Agreement, neither the Company nor any of its Subsidiaries has suffered any event, change, occurrence or circumstance in the financial condition, business, results of operations, properties or assets of the Company or any of its Subsidiaries that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or would reasonably be determined to have a Company Material Adverse Effect.

                  7.9 Client Consents(i) . The Company shall have obtained, or shall have caused DCM to obtain, prior to the Closing, Client Consents in accordance with Section 6.8 with respect to the transactions contemplated by this Agreement from Clients existing as of the date hereof and Pipeline Funds, if any, that have closed prior to the Closing, that constituted in the aggregate at least eighty percent (80%) of the sum of (i) the Base Date AUM (excluding for all purposes of such computation the portion of Base Date AUM attributable to any such Clients the outstanding securities of which are redeemed in full prior to the Closing) and (ii) the aggregate assets under management by DCM of such Pipeline Funds as of the date on which the closing occurs for such Pipeline Fund. 7.10 Escrow Agreement. The Sellers' Representative shall have duly executed and delivered the Escrow Agreement to the Buyer.

                  7.11 Financing. Buyer and Buyer Sub shall have received the amount of Financing set forth in the Debt Commitment Letter as a result of funding thereunder or as a result of funding under any Alternative Debt Financing.

                  7.12 Satisfaction of Put Right. In the event that one or more Sachs Affiliated Parties (as defined in the Existing Operating Agreement) exercises its put right in accordance with Section 9.11(e)(iv) of the Existing Operating Agreement, the closing of the purchase and sale of Membership Interests required as a result of such exercise shall have occurred without liability to the Buyer, Buyer Sub, the Company or any of its Subsidiaries.

                  7.13 Investment Banking Firm Determination. If applicable, the Investment Banking Firm Determination shall have been completed.


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
                                   ARTICLE VIII

                    CONDITIONS PRECEDENT TO THE OBLIGATION OF
                              THE COMPANY TO CLOSE

                  The obligation of the Company to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

                  8.1 HSR Act Filings. Any Person required in connection with the transactions contemplated hereby to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

                  8.2 Stockholder Approval. The Stockholder Approval shall have been obtained.

                  8.3 NYSE Listing. The shares of Buyer Common Stock to be issued to holders of Membership Interests issued and outstanding as of immediately prior to the Effective Time pursuant to the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  8.4 Proxy Statement. No order suspending the use of the Proxy Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC or its staff.

                  8.5 No Orders. No Order enjoining or prohibiting the Company, the Buyer or Buyer Sub from consummating the transactions contemplated by this Agreement shall have been entered, and no action, suit, proceeding or investigation shall have been initiated or threatened by any Governmental Authority at any time prior to the Closing seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  8.6 Accuracy of Representations and Warranties. The representations and warranties of the Buyer and Buyer Sub contained in this Agreement (as such representations and warranties would read if all limitations or qualifications therein as to materiality or Buyer Material Adverse Effect (or similar concept) were deleted therefrom) shall be true and correct on and as of the Closing Date as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for any failures to be true and correct which would not, individually or in the aggregate, materially prevent, impair or delay the ability of the Buyer or Buyer Sub to consummate the transactions contemplated hereby.

                  8.7 Performance of Covenants and Agreements. The Buyer and Buyer Sub each shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing.

                  8.8 Certificate. The Buyer shall have furnished the Company with a certificate (in form and substance reasonably satisfactory to the Company) signed by an authorized officer of the Buyer to the effect that the conditions set forth in Sections 8.6 and 8.7 have been satisfied.

                  8.9 No Buyer Material Adverse Effect. Since the date of this Agreement, neither the Buyer nor any of its Subsidiaries has suffered any event, change, occurrence or circumstance in the financial condition, business, results of operations, properties or assets of the Buyer or any of its Subsidiaries that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or would reasonably be determined to have a Buyer Material Adverse Effect.

                  8.10 Registration Statement. The registration statement contemplated by the Registration Rights Agreement shall have been declared effective under the Securities Act, and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

                  8.11 REIT Qualification Opinion. The Buyer shall have furnished the Company with an opinion of Hunton & Williams LLP, dated as of the Closing Date, to the effect that (a) commencing with its taxable year ended December 31, 2004, and for each taxable year ended through December 31, 2006, the Buyer has been organized and operated in conformity with the requirements for qualification and taxation as a REIT and (b) the Buyer's organization and current and proposed method of operation (including the consummation of the transactions contemplated hereby and after the consummation thereof) will enable it to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2007 and in the future.

                  8.12 Modification of Existing Restrictions on Transfer and Ownership of Shares. The Buyer shall have taken all actions necessary or desirable to exempt, pursuant to the Buyer's Charter, the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time, their respective Affiliates and the successive transferees of any of the foregoing from the "Stock Ownership Limit" contained in the Buyer's Charter to the extent necessary to allow such Members, their respective Affiliates and the successive transferees of any of the foregoing to own the Buyer Common Stock and/or options with respect thereto (i) issued to such Members pursuant to the Stock Issuance, (ii) distributed to such Members pursuant to Section 6.21, (iii) owned (or deemed owned pursuant to the Buyer's Charter) by such Members immediately prior to the Effective Time, (iv) issued by the Buyer to any of such Members, their respective Affiliates and the successive transferees of any of the foregoing pursuant to options outstanding immediately prior to the Effective Time or (v) otherwise issued by the Buyer or any of its


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Affiliates to any director, officer or employee of the Buyer or any of its
Affiliates.

                  8.13 Name Change. The Buyer shall have taken the actions required by Section 6.11(b).

                  8.14 Escrow Agreement. The Buyer shall have duly executed and delivered the Escrow Agreement to the Sellers' Representative.

                  8.15 Satisfaction of Put Right. In the event that one or more Sachs Affiliated Parties or Roberts Affiliated Parties (each, as defined in the Existing Operating Agreement) exercises its put right in accordance with Section
9.11 of the Existing Operating Agreement, the closing of the purchase and sale of Membership Interests required as a result of such exercise shall have occurred and all other conditions related to such exercise shall have been satisfied.

                  8.16 Investment Banking Firm Determination. If applicable, the Investment Baking Firm Determination shall have been completed.

                                    ARTICLE IX

                             SELLERS' REPRESENTATIVE

                  9.1 Appointment of Sellers' Representative. Pursuant to the Member Written Consent, the Sellers' Representative (including its successors and assigns) is appointed, authorized and empowered to be the exclusive proxy, representative, agent and attorney-in-fact of each of the Members, with full power of substitution, to give and receive notices and communications, to take any and all action on behalf of the Members pursuant to this Agreement, the Escrow Agreement and the Registration Rights Agreement and in connection with the Indemnity Escrow Fund, including but not limited to asserting, prosecuting or settling any claim against the Buyer or Buyer Sub, defending or settling any claim asserted by the Buyer or Buyer Sub, and otherwise to act and execute, deliver and receive all documents, instruments and consents on behalf of such Members at any time after the date hereof, in connection with, and that may be necessary or appropriate to accomplish the intent and implement the provisions of, this Agreement, the Escrow Agreement and the Registration Rights Agreement, and to facilitate the consummation of the transactions contemplated hereby and thereby, and in connection with the activities to be performed by or on behalf of such Members under this Agreement, the Escrow Agreement and the Registration Rights Agreement, and each other agreement, document, instrument or certificate referred to herein or therein. By executing this Agreement, the Sellers' Representative accepts such appointment, authority and power. Notwithstanding anything in this Article IX to the contrary, the Sellers' Representative shall not be authorized in its capacity as the Sellers' Representative to take any action that has a disproportionate affect on a Member without the consent of such Member.

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                  9.2 Authority. The appointment of the Sellers' Representative by each such Member is coupled with an interest and may not be revoked in whole or in part (including, upon the death or incapacity of any such Member). Such appointment shall be binding upon the heirs, executors, administrators, estates, personal representatives, officers, directors, securityholders, successors and assigns of each of the Members. With respect to any matter contemplated by this
Article IX, the Members shall be bound by any and all determinations by or against the Sellers' Representative or the terms of any settlement or release to which the Sellers' Representative shall become a party.

                  9.3 Limitation of Liability. The parties hereto understand and agree that the Sellers' Representative is acting solely on behalf of and as agent for the Members and not in its personal capacity, and in no event shall the Sellers' Representative be personally liable to the Members hereunder except in the case of willful misconduct or gross negligence. The Sellers' Representative shall not be liable for any act done or omitted hereunder as Sellers' Representative unless the Sellers' Representative engaged in willful misconduct or gross negligence. The Members severally and not jointly agree to indemnify the Sellers' Representative, on a pro rata basis based on the respective amounts paid to the Members pursuant to Section 3.2(a), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the fees and expenses of counsel to the Sellers' Representative), which may at any time be imposed on, incurred by or asserted against the Sellers' Representative in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Member shall be liable for any of the foregoing to the extent they arise from the Sellers' Representative's gross negligence or willful misconduct; provided, further, that no Member shall be liable for any of the foregoing in excess of the amounts paid to such Member pursuant to Section 3.2(a). The Sellers' Representative shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be fully indemnified to its reasonable satisfaction by the Members against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  9.4 Reliance. From and after the Effective Time, each of the Buyer and the Surviving LLC is entitled to deal exclusively with the Sellers' Representative on all matters relating to this Agreement, the Escrow Agreement and the Registration Rights Agreement (to the extent provided therein) and agrees to deal with the Sellers' Representative on an exclusive basis. A decision, act, consent or instruction of the Sellers' Representative shall constitute a decision of all the Members and none of the Company, the Surviving LLC or the Buyer shall have any liability for any action of, or omission by, the Sellers' Representative in its capacity as such. Such decision, act, consent or instruction is final, binding and conclusive upon each Member, and no such Member shall have the right to object, dissent, protest or otherwise contest the same. The Buyer and the Surviving LLC may rely upon any decision, act, consent or instruction of the Sellers' Representative. From and after the date hereof, notices or communications to or from the Sellers' Representative will constitute notice or communications to or from each of the Members.


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                  9.5 Successor to Sellers' Representative. In the event of the failure, inability or refusal of Triarc Companies, Inc. (or any successor) to act as Sellers' Representative hereunder, the Members shall promptly fill such a vacancy by approval of the majority of the Members (assuming the voting rights of the Members in effect immediately prior to the Merger).

                  9.6 Expenses. The Sellers' Representative is authorized by the Members to incur expenses on behalf of the Members in acting hereunder (including the reasonable expenses of counsel to the Sellers' Representative). The Members severally and not jointly agree to reimburse the Sellers' Representative on demand for their pro rata share (based on the respective amounts paid to the Members pursuant to Section 3.2(a)) of all fees, costs and expenses incurred by or at the direction of the Sellers' Representative for the benefit of the Members hereunder including, for all fees, costs and expenses incurred by the Sellers' Representative pursuant to this Agreement, the Escrow Agreement and the Registration Rights Agreement. The Sellers' Representative shall first seek reimbursement of any such fees, costs and expenses from the Sellers' Representative Expense Fund.

                                    ARTICLE X

                            TERMINATION OF AGREEMENT

                  10.1 Termination. This Agreement may not be terminated prior to the Closing, except as follows:

                  (a) by mutual agreement of the Buyer and the Company;

                  (b) at the election of the Buyer or the Company upon prior written notice, if any one or more of the conditions set forth in Article VII or
Article VIII respectively (other than those that by their nature are to be satisfied at the Closing) has not been fulfilled as of the close of business on the date that is six (6) months following the date of this Agreement (the "OUTSIDE DATE"); provided, however, that the party whose conduct substantially results in the failure of such condition to be fulfilled may not be the terminating party;

                  (c) by the Buyer or the Company if the Stockholder Approval shall not have been obtained at a Stockholders Meeting or any adjournment or postponement thereof at which the vote was taken;

                  (d) by the Company if the Buyer shall not have obtained an executed Debt Commitment Letter on or prior to the date that is thirty (30) days following the date of this Agreement.

                  (e) by the Buyer or the Company if the Buyer shall not have obtained an executed Debt Commitment Letter on or prior to the date that is sixty (60) days following the date of this Agreement.


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                  (f) at the election of the Buyer or the Company upon prior written notice, if any court of competent jurisdiction or other Governmental Authority shall have issued a final Order or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such Order or other action is or shall have become non-appealable; or

                  (g) at the election of the Company or the Buyer, upon prior written notice, if there has been an inaccuracy in or breach of any representation or warranty, or breach of any covenant or agreement, made by the Buyer or Buyer Sub, on the one hand, or the Company, on the other hand, contained in this Agreement, which inaccuracy or breach (i) would give rise to a failure of a condition set forth in Articles VII or VIII, as applicable, and
(ii) has not been cured by the party in breach prior to the earlier to occur of
(x) 20 Business Days after such party's receipt of written notice of such breach and (y) the Outside Date; provided, however, that no party that is then in material breach of this Agreement may terminate this Agreement pursuant to this
Section 10.1(g).

                  10.2 Survival After Termination. If this Agreement terminates pursuant to Section 10.1 and the transactions contemplated hereby are not consummated,

                  (a) this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement;

                  (b) notwithstanding anything in this Agreement to the contrary, the provisions of Section Section 6.3, Section 6.4, this Section 10.2 and Article XI shall survive any termination of this Agreement; and

                  (c) the Buyer shall promptly return to the Company all books and records and all other information furnished by or on behalf of the Company, its agents, employees or representatives (including all copies, if any) and shall not use or disclose the information contained in such books and records for any purpose or make such information available to any other Person.

                                    ARTICLE XI

                    SURVIVAL; INDEMNIFICATION; MISCELLANEOUS

                  11.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in Articles IV and V of this Agreement shall survive the Closing until the first anniversary of the Closing Date (the "SURVIVAL PERIOD"); provided, however, that any obligations to indemnify and hold harmless shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the


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indemnifying party in accordance with Section 11.10 before the termination of the Survival Period.

                  11.2 Indemnification.

                  (a) Subject to Section 11.4 hereof, the Company hereby agrees to indemnify and hold Buyer and its directors, officers, employees, Affiliates, agents, attorneys, representatives, successors and assigns (collectively, the "BUYER INDEMNIFIED PARTIES") harmless from and against:

                  (i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Company set forth in this Agreement to be true and correct in all respects at the date hereof and at the Closing Date (except where the Company's representations and warranties are given as of any other applicable date in which case such representation and warranty shall be correct as of such date);

                  (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Company under this Agreement;

                  (iii) any Unpaid Expenses that are Other Expenses required to be paid by the Company or any of its Subsidiaries;

                  (iv) any and all Losses based upon, attributable to or resulting from any claim asserted by any Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time that the allocation of the Closing Date Aggregate Cash Consideration and the Closing Date Aggregate Share Consideration to such Member as provided for in this Agreement violates the terms of the Existing Operating Agreement;

                  (v) any and all Taxes of or attributable to the Company or any of its Subsidiaries for any taxable period ending on or prior to the Closing Date and for the pre-Closing portion of any taxable period that includes, but does not end on, the Closing Date (a "STRADDLE PERIOD") and all Taxes attributable to any inclusion under Section 951 of the Code by the Buyer or its Affiliates at the end of the taxable year of a Subsidiary of the Company that includes the Closing Date arising out of any income accrued by such Subsidiary on or before the Closing Date. With respect to any Straddle Period, (i) Taxes, other than those referred to in clause (ii) below, attributable to the pre-Closing portion shall be determined by means of a closing of the books and records of the Company as of the close of business on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and


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         the period after the Closing Date in proportion to the number of days in such period, and (ii) property Taxes and ad valorem Taxes attributable to a Straddle Period shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period; and

                  (vi) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other professionals' fees and disbursements (collectively, "INDEMNIFIABLE EXPENSES") incident to any and all Losses with respect to which indemnification is provided hereunder.

                  (b) Subject to Section 11.4, Buyer hereby agrees to indemnify and hold the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time and their respective directors, officers, employees, Affiliates, agents, attorneys, representatives, successors and assigns (collectively, the "COMPANY INDEMNIFIED PARTIES") harmless from and against:

                  (i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of Buyer set forth in this Agreement, to be true and correct at the date hereof and at the Closing Date (except where the Buyer's representations and warranties are given as of any other applicable date, in which case such representation and warranty shall be correct as of such date);

                  (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Buyer under this Agreement; and

                  (iii) any and all Indemnifiable Expenses incident to any and all Losses with respect to which indemnification is provided hereunder.

                  (c) The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement or any Ancillary Document shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements.

                  11.3 Indemnification Procedures.

                  (a) The rights of the Company as the indemnifying party under this Section 11.3 shall be exercised by the Sellers' Representative. In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any Person in respect of which payment may be sought under
Section 11.2 hereof (regardless of the limitations set forth in Section 11.4) (an "INDEMNIFICATION CLAIM"), the indemnified party shall reasonably and promptly (and in any event within twenty (20) Business Days or sooner, if the


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nature of the Indemnification Claim so requires) cause written notice of the assertion of any Indemnification Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder; provided that the indemnifying party shall have acknowledged in writing to the indemnified party its obligation to assume the defense of any Indemnification Claim as provided hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, it shall within twenty (20) Business Days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or fails to acknowledge in writing its obligation to assume the defense of any Indemnification Claim as herein provided, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnified party defends any Indemnification Claim as provided in this Section 11.3(a), then the indemnifying party shall reimburse the indemnified party for the Indemnifiable Expenses of defending such Indemnification Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 11.3 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party's willingness to accept the settlement offer and, subject to the applicable limitations of
Section 11.4, pay the amount called for by such offer, and the indemnified party declines to accept such offer, the indemnified party may continue to contest such Indemnification Claim, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such Indemnification Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the


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indemnified party declined to accept plus the Losses of the indemnified party relating to such Indemnification Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the indemnified party with respect to such Indemnification Claim. If the indemnifying party makes any payment on any Indemnification Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Indemnification Claim.

                  (b) After any final judgment or award shall have been rendered by a Governmental Authority of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within ten (10) Business Days after the date of such notice.

                  (c) The failure of the indemnified party to give reasonably prompt notice of any Indemnification Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

                  11.4 Limitations on Indemnification.

                  (a) An indemnifying party shall not have any liability under
Section 11.2(a)(i), Section 11.2(a)(iii) (other than in respect of income or franchise Taxes) or Section 11.2(b)(i) hereof unless and until the aggregate amount of Taxes, Losses and Indemnifiable Expenses to the indemnified parties determined to arise thereunder which, in the case of any liability under Section 11.2(a)(i) or Section 11.2(b)(i), are based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct (unless such failure is the result of the indemnifying party's fraud or willful misconduct), other than the representations and warranties set forth in Sections 4.1, 4.2(a), 4.3, 4.4, 4.21 and 5.1, 5.2(a), 5.3, 5.4 and 5.11 hereof and the representations and warranties related to income and franchise Taxes set forth in Section 4.18 hereof, exceeds $2,900,000 (the "BASKET"), in which case, only the Taxes, Losses and Indemnifiable Expenses in excess of such amount of Tax, Loss and Indemnifiable Expenses shall be covered.

                  (b) The Company shall not be required to indemnify any Person for an aggregate amount of Taxes, Losses and Indemnifiable Expenses above the amount contained in the Indemnity Escrow Fund, and Buyer shall not be required to indemnify any Person for an aggregate amount of Indemnifiable Expenses and Losses above an amount equal to $37,700,000.


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                  (c) For purposes of calculating Losses hereunder (but not for purposes of determining whether a breach of any representation, warranty, covenant or agreement has occurred), any materiality or material adverse effect qualifications in the representations, warranties, covenants and agreements shall be ignored.

                  (d) To the extent that an indemnified party has recovered all or any portion of its Losses with respect to any matter arising under one provision of this Agreement, such indemnified party shall not be entitled to recover such portion of such Losses pursuant to other provisions of this Agreement.

                  (e) The Company shall not be required to indemnify any Person for any Taxes or any Losses or Indemnifiable Expenses related to Taxes in each case to the extent such Taxes are Company Expenses or are provided for on the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2006 or were incurred in the ordinary course of business since the Most Recent Balance Sheet Date.

                  (f) Notwithstanding anything to the contrary set forth in this Agreement, the Buyer shall not have any liability under Section 11.(b)(i) hereof for any Losses and Indemnifiable Losses determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty of the Buyer contained in Article V to be true and correct to the extent that the failure of any such representation or warranty to be true and correct arose from DCM's bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement prior to the Closing Date.

                  11.5 Indemnity Escrow. Any payment the Company is obligated to make to any Buyer Indemnified Party pursuant to Section 11.2 shall be paid solely from the Indemnity Escrow Fund in accordance with the Escrow Agreement. Upon termination of the Survival Period, the Escrow Agent shall release all of
(i) the then existing amount of the Indemnity Escrow Fund to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time in accordance with such Member's Fully Diluted Percentage Interests, less (ii) the amount of claims for indemnification under Section 11.2 asserted by the Buyer prior to the termination of the Survival Period but not yet resolved ("UNRESOLVED CLAIMS"), and any unreleased amount shall be retained by the Escrow Agent. The Indemnity Escrow Fund retained for Unresolved Claims shall be released by the Escrow Agent (to the extent not utilized to pay Buyer for any such claims resolved in favor of Buyer) to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time in accordance with such Member's Fully Diluted Percentage Interests upon their resolution in accordance with Sections 11.1 through 11.8.


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                  11.6 Tax Matters. The parties agree to treat any indemnity payment made pursuant to this Article XI as an adjustment to the Aggregate Merger Consideration for all income Tax purposes unless otherwise required by a change in applicable Tax Laws or a good faith resolution of a Tax contest.

                  11.7 Non-Recourse. Notwithstanding anything in this Agreement to the contrary, no Representative or Affiliate of either party shall have any personal liability to the other party or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of such first party in this Agreement.

                  11.8 Exclusivity of Indemnity. The indemnification provided in
Section 11.2 shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the representations, warranties, covenants and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement or any right, claim or action arising from the transactions contemplated by this Agreement, other than for fraud. The Buyer Indemnified Parties expressly waive, release and agree not to make any claim against the Indemnity Escrow Fund, except for indemnification claims made pursuant to Section 11.2, for the recovery of any costs or damages, whether directly or by way of contribution, or for any other relief whatsoever, under any applicable Laws, whether now existing or applicable or hereinafter enacted or applicable (including claims for breach of contract, failure of disclosure, tortious wrongdoing or violation of environmental or other securities Laws).

                  11.9 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

                  (a) Any claim arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any Federal court in the State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such claim.

                  (b) Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

                  (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND


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UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

                  (d) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN SECTION 11.9(C), (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN
SECTION 11.9(C) AND THIS SECTION 11.9(D).

                  11.10 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) on the day of delivery if delivered in person, or if delivered by facsimile upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized express courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated by notice given in accordance with this Section 11.10 by the party to receive such notice:

                  (a) if to the Buyer or Buyer Sub, to:

                      Deerfield Triarc Capital Corp.
                      c/o Peter Rothschild
                      Daroth Capital Advisors LLC
                      750 Third Avenue, 22nd Floor
                      New York, NY 10017
                      Facsimile:  (212) 687-3200

                      with a copy to (which shall not constitute notice):

                      Weil, Gotshal & Manges LLP
                      767 Fifth Avenue
                      New York, New York 10153
                      Attention: Simeon Gold, Esq.
                      Facsimile: (212) 310-8007


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                  (b) if to the Company prior to the Closing, to:

                      Deerfield & Company LLC
                      6250 North River Road, 8th Floor
                      Rosemont, IL 60018
                      Attention: General Counsel
                      Facsimile: (771) 380-1695

                      with copies to (which shall not constitute notice):

                      Triarc Companies, Inc.
                      280 Park Avenue
                      New York, NY  10017
                      Attention: General Counsel
                      Facsimile:  (212) 451-3216

                      and

                      Paul, Weiss, Rifkind, Wharton & Garrison LLP
                      1285 Avenue of the Americas
                      New York, NY  10019-6064
                      Attention:  Paul D. Ginsberg, Esq.
                      Facsimile:  (212) 757-3990

                  (c) if to the Sellers' Representative, to:

                      Triarc Companies, Inc.
                      280 Park Avenue
                      New York, NY  10017
                      Attention: General Counsel
                      Facsimile:  (212) 451-3216

                      with a copy to (which shall not constitute notice):

                      Paul, Weiss, Rifkind, Wharton & Garrison LLP
                      1285 Avenue of the Americas
                      New York, NY  10019-6064
                      Attention:  Paul D. Ginsberg, Esq.
                      Facsimile:  (212) 757-3990

                  11.11 Entire Agreement. This Agreement, together with the Confidentiality Agreement, the Ancillary Documents, the Company Disclosure Letter, the Buyer Disclosure Letter and any other collateral agreements executed in connection with the consummation of the transactions contemplated hereby, contain the entire agreement among the parties with respect to the Merger and supersede all prior agreements, written or oral, with respect thereto.


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                  11.12 Waivers and Amendments. This Agreement may be amended, supplemented or modified, and the terms hereof may be waived, whether before or after the effectiveness of the Member Written Consent, only by a written instrument signed by the parties hereto prior to the Effective Time or, in the case of a waiver, by the party waiving compliance; provided, that after the effectiveness of the Member Written Consent, no such amendment, supplement or modification shall be made which by Law requires the further approval of the Members without such further approval; and provided, further, that after the Effective Time any amendment, supplement or modification of Sections 3.2(a),6.10(c), 6.11, 6.13, 6.14, 6.22, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7
and 11.8 must be consented in writing by the third party beneficiary thereof under Section 11.21. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                  11.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction, except to the extent that provisions of the ILLCA are mandatorily applicable.

                  11.14 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement is not assignable by any party without the prior written consent of the other parties.

                  11.15 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

                  11.16 Articles and Sections. All references herein to Articles and Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The Article and Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

                  11.17 Interpretation. The parties acknowledge and agree that
(a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement. Any statute, regulation, or other law defined or referred to herein (or in any agreement or instrument that is referred to herein) means such statute, regulation or other law as, from time to time, may


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be amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person also refer to its predecessors and permitted successors and assigns.

                  11.18 Disclosure. Notwithstanding anything to the contrary contained in this Agreement or in any Section of the Company Disclosure Letter or Buyer Disclosure Letter, any information disclosed in one Section of the Company Disclosure Letter or Buyer Disclosure Letter shall be deemed to be disclosed in other Sections of the Company Disclosure Letter or Buyer Disclosure Letter only to the extent that the relevance of such information to such other Sections of the Company Disclosure Letter or Buyer Disclosure Letter shall be readily apparent on its face. Certain information set forth in the Company Disclosure Letter or Buyer Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company or Buyer in this Agreement or that such information is material, nor shall such information be deemed to establish a standard of materiality, nor shall it be deemed an admission of any liability of, or concession as to any defense available to, the Company or Buyer, as applicable.

                  11.19 Severability of Provisions. If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby. If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

                  11.20 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto. The delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be deemed to be valid delivery thereof.

                  11.21 No Third Party Beneficiaries. Except as otherwise provided in Sections 3.2(a), 6.10(c), 6.11, 6.13, 6.14, 6.22, 11.1, 11.2, 11.3,
11.4, 11.5, 11.6, 11.7 and 11.8, no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the parties hereto. Without limiting the generality of the foregoing, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Company or any of the Subsidiaries (including any beneficiary or dependent thereof) in respect of continued employment by the Company or any of the Subsidiaries or otherwise.


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                  11.22 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damages would occur, no adequate remedy at law would exist and damages would be difficult to determine. Accordingly, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  BUYER:

                                  DEERFIELD TRIARC CAPITAL CORP.

                                  By:   /s/  Peter H. Rothschild
                                      -----------------------------------------
                                      Name:  Peter H. Rothschild
                                      Title: Chairman of the Special Committee
                                             of the Board of Directors of
                                             Deerfield Triarc Capital Corp.


                                  BUYER SUB:

                                  DFR MERGER COMPANY, LLC

                                  By:  DEERFIELD TRIARC CAPITAL CORP.,
                                         its sole member

                                  By:   /s/  Peter H. Rothschild
                                      -----------------------------------------
                                      Name:  Peter H. Rothschild
                                      Title: Chairman of the Special Committee
                                             of the Board of Directors of
                                             Deerfield Triarc Capital Corp.



                                  COMPANY:

                                  DEERFIELD & COMPANY LLC

                                  By:   /s/  Edward P. Garden
                                      -----------------------------------------
                                      Name:  Edward P. Garden
                                      Title: Director



                                  SELLERS' REPRESENTATIVE:

                                  TRIARC COMPANIES, INC.

                                  By:   /s/  Nelson Peltz
                                      -----------------------------------------
                                      Name:  Nelson Peltz
                                      Title: Chairman and Chief Executive
                                             Officer